Exhibit 10.7
NET LEASE AGREEMENT
(Single Tenant)
For and in consideration of the rentals, covenants, and conditions hereinafter set forth, Landlord hereby leases to Tenant, and Tenant hereby rents from Landlord, the herein described Premises for the term, at the rental and subject to and upon all of the terms, covenants and agreements set forth in this Net Lease Agreement (“Lease”):
     1. Summary of Lease Provisions.
          1.1 Tenant: Mellanox Technologies, Inc., a California corporation (“Tenant”).
          1.2 Landlord: S.I. Hahn, LLC, a California limited liability company (“Landlord”).
          1.3 Date of Lease, for reference purposes only: January 1, 2002.
          1.4 Premises: That entire building (“Building”), consisting of approximately twenty three thousand eight hundred (23,800) square feet, more or less, located at 2900-2902 Stender Way in the City of Santa Clara, County of Santa Clara, State of California, shown cross- hatched on the site plan attached hereto as Exhibit “A”, together with certain rights appurtenant thereto. (Paragraph 2.1)
          1.5 Term: Fifty-four (54) months, unless earlier terminated in accordance with the terms of this Lease. (Paragraph 3)
          1.6 Commencement Date: January 1, 2002. (Paragraph 3)
          1.7 Ending Date: June 30, 2006. (Paragraph 3)
          1.8 Rent:

Months Initial Lease Term	Monthly Rent NNN
1-6	$24,000	1 - 02
7-18	$40,000	7 - 02
19-30	$41,600	7 - 03
31-42	$43,264	7 - 04
43-54	$44,995	7 - 05
(Paragraph 4)
Receipt of the first month’s Rent is payable by Tenant at execution of this Lease and shall be applied by Landlord to such first month’s Rent.

          1.9 Use of Premises: General office, research and development and product demonstration. (Paragraph 6)
          1.10 Security Deposit: Forty-four Thousand Nine Hundred Ninety-five Dollars ($44,995). Landlord acknowledges that it already is in receipt of Thirty Thousand Dollars ($30,000) from Tenant and concurrently with the execution of this Lease, Tenant shall pay to Landlord the remaining Fourteen Thousand Nine Hundred Ninety-five Dollars ($14,995) of the Security Deposit (Paragraph 5)
          1.11 Addresses for Notices:
          To Landlord:
          SI Hahn LLC
          c/o SIH Investment, Inc.
          21580 Stevens Creek Blvd., Suite 107
          Cupertino, CA. 95014
          Attn: Sang Hahn
          To Tenant: To the Premises.
          1.12 Non-exclusive Right to Use No More than ninety-two (92) parking spaces within the Common Area. (Paragraph 2.1)
          1.13 Summary Provisions in General. Parenthetical references in this Paragraph 1 to other paragraphs in this Lease are for convenience of reference, and designate some of the other Lease paragraphs where applicable provisions are set forth. All of the terms and conditions of each such referenced paragraph shall be construed to be incorporated within and are made a part of each of the above referring Summary of Lease Provisions. In the event of any conflict between any Summary of Lease Provision as set forth above and the balance of the Lease, the latter shall control.
     2. Property Leased.
          2.1 Premises. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, upon the terms and conditions herein set forth, that certain building (“Premises”) referred to in Paragraph 1.4 above, shown cross-hatched on the site plan attached hereto as Exhibit “A”. In addition, Tenant shall have the following rights with respect to the real property (excluding buildings located thereon) more particularly described in the legal description attached as Exhibit “B” hereto (if applicable) and outlined in red on Exhibit “A” (“Common Area”): (i) the non-exclusive right to use no more than the number of parking spaces set forth in Paragraph 1.12 above, within the Common Area (and not allocated for the exclusive use of another tenant of Landlord); and (ii) such other rights as are necessary and convenient to Tenant’s possession of the Premises or performance of Tenant’s obligations under this Lease. Notwithstanding the number of parking spaces designated for Tenant’s non-exclusive use, in the event by reason of any rule, regulation, order, law, statute, ordinance or other requirement of any governmental or quasi-governmental authority now or hereafter in effect (collectively, “Laws”) relating to or affecting parking on the Common Area, or any other cause beyond Landlord’s reasonable control, Landlord is required to reduce the number of parking spaces on the Common Area, Landlord shall have the right to proportionately reduce the number of parking spaces designated herein for Tenant’s non-exclusive use, but not below 75% of such number of parking spaces referred to in Paragraph 1.12. In addition, Landlord grants to Tenant a non-exclusive easement for vehicular ingress and egress in and over the paved roadways in the Common Area and pedestrian ingress and egress in and over the Common Area.
     Landlord reserves the right to grant to tenants of the buildings or improvements which now exist or may hereafter be constructed upon the Common Area or upon real property owned by Landlord adjacent to the Common Area, and to the agents, employees, servants, invitees, contractors, guests, customers and representatives of such tenants or to any other user authorized by Landlord, the non-exclusive right to use the Common Area for pedestrian and vehicular ingress and egress and vehicular parking unless the grant of such rights to tenants of such other buildings or improvements would adversely affect access to the Premises or to the parking areas, or would reduce the number of parking spaces available to Tenant, or would add or increase any costs or expenses charged to Tenant by Landlord under this Lease (including, but not limited to, Common Area Operating Expenses) beyond those costs reasonably anticipated to be incurred as a result of the customary use of the parking areas by such other tenants and their respective agents, employees, servants, invitees, contractors, guests, customers and representatives.
          2.2 Acceptance of Premises. Tenant acknowledges that prior to the execution of this Lease, Tenant was occupying approximately 8,230 rentable square feet of the Building pursuant to the terms of a Standard Form Sublease dated May 18, 2001, between Set Engineering, a California corporation, as Sublease, and Tenant, as Sublessee (the “Mellanox Sublease”). Sublessor’s rights and interests under the Mellanox Sublease referred to in the immediately preceding sentence were assigned by Set Engineering to Landlord pursuant to the terms of that certain Assignment of Tenant’s Interest in Lease and Sublease dated November 27, 2001. Landlord and Tenant acknowledge and agree that the Sublease shall be deemed terminated as of December 31, 2001 (except that all of Tenant’s obligations under the Sublease accruing prior to the Commencement Date of this Lease, including, without limitation, all of Tenant’s indemnification obligations under the Sublease, shall survive the termination of the Sublease), and this Lease shall govern the rights and obligations of Landlord and Tenant with respect to the entire Premises as of the Commencement Date and throughout the Lease Term (as defined in Paragraph 3.1. By taking possession of the balance of the Premises not previously covered by the aforementioned Sublease, Tenant shall be deemed to have accepted the entire Premises as being in good and sanitary order, condition and repair. Tenant agrees to accept possession of the entire Premises in its then existing condition, “as-is”, including all latent and patent defects, and subject to all applicable laws, covenants, conditions, restrictions, easements and other matters of public record and the reasonable rules and regulations from time to time promulgated by Landlord governing the use of the Premises and Common Area. Landlord hereby represents to Tenant that, to the current actual knowledge of Landlord (without any duty of inquiry or investigation), the structural roof and roof surface, structural and exterior walls and foundations of the Premises are in good order and repair and the electrical, plumbing, lighting, heating and air conditioning systems and any other building systems within the Premises are in good order, condition and repair. Except as otherwise expressly provided in this Paragraph 2.2, Tenant acknowledges that neither Landlord nor Landlord’s agents have made any representation or warranty as to the suitability of the Premises for the conduct of Tenant’s business, the condition of the Premises, or the use or occupancy which may be made thereof and Tenant has independently investigated and is satisfied that the Premises are suitable for Tenant’s intended use and that the Premises meets all governmental requirements for such intended use.
     In the event the Building is not in compliance with any applicable laws, rules, regulations or ordinances in effect as of the Commencement Date of this Lease, Tenant shall have no obligation to contribute to the cost of bringing the Building into such compliance. In the event any seismic improvements are required as a result of any tenant improvement work contemplated to be performed by Tenant pursuant to the terms of this Lease, then Tenant shall bear 100% of the costs of undertaking such seismic improvements. Tenant shall not be liable under this Lease for the costs of correcting defects in the construction of the Building or cleaning up or remediating any environmental conditions that exist on, in or under the Premises or Building or Common Areas as of the Commencement Date of this Lease, except to the extent caused by or contributed to by Tenant or any of its agents, employees, contractors or other representatives.
     3. Term.
          3.1 Commencement Date. The term of this Lease (“Lease Term”) shall be for the period specified in Paragraph 1.5 above, commencing on the date set forth in Paragraph 1.6 (“Commencement Date”). The expiration of the Lease Term or sooner termination of this Lease is referred to herein as the “Lease Termination”.
          3.2 Delay of Commencement Date. Landlord shall not be liable for any damage or loss incurred by Tenant for Landlord’s failure for whatever cause to deliver possession of the Premises, or any portion thereof, by any particular date (including the Commencement Date), nor shall this Lease be void or voidable on account of such failure to deliver possession of the Premises; provided that if Landlord does not deliver possession of the Premises to Tenant by the date which is ninety (90) days from the date this Lease is executed by both parties, Tenant shall have the right to terminate this Lease by written notice delivered to Landlord within five (5) days thereafter, and Landlord and Tenant shall be relieved of their respective obligations hereunder; provided further that said ninety (90) day period shall be extended by the number of days work on the Premises is delayed due to fault or neglect of Tenant, acts of Tenant or Tenant’s agents, or due to acts of God, labor disputes, strikes, fires, rainy or stormy weather, acts or failures to act of public agencies, inability to obtain labor or materials, earthquake, war, insurrection, riots and other causes beyond Landlord’s reasonable control.
          3.3 Early Occupancy. Landlord hereby agrees that Tenant may enter the balance of the Premises not covered by the Sublease referred to above prior to the

Commencement Date for purposes of installing its telephone and other data and telecommunications systems therein, to fixturize and perform general clean up. If Tenant takes possession of the Premises prior to the Commencement Date, Tenant shall do so subject to all of the terms and conditions hereof except that Tenant shall not be obligated to commence paying Rentals (defined in Paragraph 4.3) provided for herein until the Commencement Date (i.e. January 1, 2002).
     4. Rent.
          4.1 Rent. Tenant shall pay to Landlord as rent for the Premises (“Rent”), in advance, on the first day of each calendar month, commencing on the date specified in Paragraph 1.6 and continuing throughout the Lease Term the Rent set forth in Paragraph 1.8 above. Rent shall be prorated, based on thirty (30) days per month, for any partial month during the Lease Term. Rent shall be payable without deduction, offset, prior notice or demand in lawful money of the United States to Landlord at the address herein specified for purposes of notice or to such other persons or such other places as Landlord may designate in writing.
          4.2 Late Charge. Tenant hereby acknowledges that late payment by Tenant to Landlord of Rent or any other sums required to be paid by Tenant to Landlord under this Lease will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed on Landlord by the terms of any mortgage or deed of trust covering the Premises. Accordingly, Tenant shall pay to Landlord, as Additional Rent (as defined in Paragraph 4.3 below), without the necessity of prior notice or demand, a late charge equal to four percent (4%) of any installment of Rent or other sum required to be paid by Tenant to Landlord under this Lease which is not received by Landlord within five (5) days after the due date for such installment. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. In no event shall this provision for a late charge be deemed to grant to Tenant a grace period or extension of time within which to pay any installment of Rent or Additional Rent (defined in Paragraph 4.3 below) or prevent Landlord from exercising any right or remedy available to Landlord upon Tenant’s failure to pay such installment of Rent or Additional Rent when due, including without limitation the right to terminate this Lease. In the event any installment of Rent or any other sum required to be paid by Tenant to Landlord under this Lease is not received by Landlord by the thirtieth (30th) day after the due date for such installment or sum, such installment or sum shall bear interest at the annual rate set forth in Paragraph 35 below, commencing on the due date for such installment or sum and continuing until such installment or sum is paid in full.
          4.3 Additional Rent. All taxes, charges, costs and expenses and other sums which Tenant is required to pay hereunder (together with all interest and charges that may accrue thereon in the event of Tenant’s failure to pay the same), and all damages, costs and expenses which Landlord may incur by reason of any Default by Tenant shall be deemed to be additional rent hereunder (“Additional Rent”). Additional Rent shall accrue commencing on the

Commencement Date. In the event of nonpayment by Tenant of any Additional Rent, Landlord shall have all the rights and remedies with respect thereto as Landlord has for the nonpayment of Rent. The term “Rentals” as used in this Lease shall mean Rent and Additional Rent.
     5. Security Deposit. Concurrently with Tenant’s execution of this Lease, Tenant shall deposit with Landlord an additional Fourteen Thousand Nine Hundred Ninety-five Dollars ($14,995) which, when added to the Thirty Thousand Dollar ($30,000) currently held by Landlord as the security deposit paid by Tenant, as sublessee, under the Sublease referred to above, shall constitute a Forty-four Thousand Nine Hundred Ninety-five Dollar ($44,995) security deposit under this Lease (“Security Deposit”). Tenant acknowledges that Landlord shall not be obligated to return such Thirty Thousand Dollars ($30,000) to Tenant following the termination of the Sublease referred to above and, instead, such Thirty Thousand Dollars ($30,000) shall be part of the Security Deposit paid by Tenant under this Lease. The $44,995 Security Deposit shall be held by Landlord as security for the faithful performance by Tenant of each and every term, covenant and condition of this Lease applicable to Tenant; and not as prepayment of Rent. Landlord shall not be obligated to segregate such Security Deposit in a separate account or not commingle such Security Deposit with other funds of Landlord. Landlord shall not be obligated to pay Tenant any interest on the Security Deposit. If Tenant shall at any time fail to keep or perform any term, covenant or condition of this Lease applicable to Tenant, including, without limitation, the payment of Rentals or those provisions requiring Tenant to repair damage to the Premises caused by Tenant or to surrender the Premises in the condition required pursuant to Paragraph 35 below, Landlord may, but shall not be obligated to and without waiving or releasing Tenant from any obligation under this Lease, use, apply or retain the whole or any part of the Security Deposit reasonably necessary for the payment of any amount which Landlord may spend by reason of Tenant’s default or as necessary to compensate Landlord for any loss or damage which Landlord may suffer by reason of Tenant’s default. In the event Landlord uses or applies any portion of the Security Deposit, Tenant shall, within five (5) days after written demand by Landlord, remit to Landlord sufficient funds to restore the Security Deposit to its original sum (i.e. $44,995). Failure by Tenant to so remit funds shall be a Default by Tenant. Should Tenant comply with all of the terms, covenants and conditions of this Lease applicable to Tenant, the balance of the Security Deposit shall be returned to Tenant within fourteen (14) days after Lease Termination and surrender of the Premises by Tenant; provided, however, if any portion of the Security Deposit is to be applied to repair damages to the Premises caused by Tenant or Tenant’s agents, to clean the Premises, or to remove alterations and restore the Premises pursuant to Paragraph 13.2 below, then the balance of the Security Deposit shall be returned to Tenant no later than thirty (30) days after the date Landlord receives possession of the Premises.
     6.  Use of Premises.
          6.1 Permitted Uses. Tenant shall use the Premises and the Common Area only in conformance with applicable Laws for the purposes set forth in Paragraph 1.9 above, and for no other purpose without the prior written consent of Landlord, which consent Landlord may withhold in its sole discretion. Any change in use of the Premises or the Common Area without the prior written consent of Landlord shall be a Default by Tenant. Tenant and Tenant’s agents shall comply with the provisions of any Declaration of Covenants, Conditions, and Restrictions affecting the Premises and the Common Area.
          6.2 Tenant to Comply with Legal Requirements. Subject to the terms of the second paragraph of Section 2.2 above, Tenant shall, at its sole cost, promptly comply with all Laws relating to or affecting the use, occupational safety, occupancy or condition of the Premises or the Common Area, now in force, or which may hereafter be in force, including without limitation those relating to utility usage and load or number of permissible occupants or users of the Premises, whether or not the same are now contemplated by the parties; with the provisions of all recorded documents affecting the Premises or the Common Area insofar as the same relate to or affect the use, occupational safety, occupancy, or condition of the Premises or the Common Area; and with the requirements of any board of fire underwriters (or similar body now or hereafter constituted) relating to or affecting the use, occupational safety, occupancy or condition of the Premises or the Common Area. Tenant’s obligations pursuant to this Paragraph 6.2 shall include without limitation maintaining or restoring the Premises and the Common Area and making structural and non-structural alterations and additions in compliance and conformity with all Laws and recorded documents relating to the use, occupational safety, occupancy or condition of the Premises or the Common Area during the Lease Term; provided, however, that Landlord shall make any alteration or addition required to bring the Premises or the Common Area into compliance with legal requirements in effect at the time the Premises, any improvements installed therein by Landlord, or the Common Area, respectively, were originally constructed. At Landlord’s option, Landlord may make the required alteration, addition or change, and Tenant shall pay the cost thereof as Additional Rent. The preceding notwithstanding, subject to the provisions of the second paragraph of Paragraph 2.2 above, Tenant shall have no obligation to correct any code violations or violations of Law that may exist with respect to the Premises, the Building or the Common Area as of the Commencement Date of this Lease. With respect to any structural alterations or additions as may be hereafter required due to a change in Laws and unrelated to Tenant’s specific use of the Premises or the Common Area or Tenant’s alterations or improvements, Tenant shall be required to pay the amortized cost of such structural alteration or addition, which amount shall be determined as follows: (a) all costs paid by Landlord to construct such alteration or addition (including financing costs) shall be fully amortized over the useful life of such alteration or addition (as determined by Landlord in good faith) with interest on the unamortized balance at the prevailing market rate Landlord would pay if it borrowed funds to construct such alteration or addition from an institutional lender, and (b) as Additional Rent, Tenant shall pay the entire monthly amortized payment with respect to such structural alteration or addition. Tenant’s obligation to make payments under the immediately preceding sentence with respect to any structural alteration or addition that is required due to a change in Laws and unrelated to Tenant’s specific use of the Premises or Common Area or Tenant’s alterations or improvements shall commence when such alteration or addition has been substantially completed and shall cease upon the earlier of the expiration of the Lease Term (but not upon a termination due to any Default on the part of Tenant) or the end of the term over which the costs of constructing the particular alteration or addition were amortized. Payments of such Additional Rent shall be made concurrently with payments of monthly Rent. Tenant shall obtain prior to taking possession of the Premises any permits, licenses or other authorizations required for the lawful operation of its business at the Premises. The judgment of any court of competent jurisdiction or the admission of Tenant in any action or proceeding against Tenant, regardless of whether Landlord is a party thereto or not, that Tenant has violated such Law or recorded document relating to the use, occupational safety, occupancy or condition of the Premises or the Common Area shall be conclusive of the fact of such violation by Tenant. Any alterations or additions undertaken by Tenant pursuant to this Paragraph 6.2 shall be subject to the requirements of Paragraph 13.1 below.
          6.3 Prohibited Uses. Tenant and Tenant’s agents shall not commit or suffer to be committed any waste upon the Premises. Tenant and Tenant’s agents shall not do or permit anything to be done in or about the Premises or Common Area which will in any way obstruct or interfere with the rights of any authorized users of the Common Area or occupants of neighboring property, or injure or unreasonably annoy them. Tenant shall not conduct or permit any auction or sale open to the public to be held or conducted on or about the Premises or Common Area. Tenant and Tenant’s agents shall not use or allow the Premises to be used for any unlawful, immoral or hazardous purpose or any purpose not permitted by this Lease, nor shall Tenant or Tenant’s agents cause, maintain, or permit any nuisance in, on or about the Premises. Tenant and Tenant’s agents shall not do or permit anything to be done in or about the Premises or Common Area nor bring or keep anything in the Premises or Common Area which will in any way increase the rate of any insurance upon the Premises or Common Area or any part thereof or any of its contents, or cause a cancellation of any insurance policy covering the Premises or Common Area or any part thereof or any of its contents, nor shall Tenant or Tenant’s agents keep, use or sell or permit to be kept, used or sold in or about the Premises any articles which may be prohibited by a standard form policy of fire insurance. In the event the rate of any insurance upon the Premises or Common Area or any part thereof or any of its contents is increased because of the acts or omissions of Tenant or Tenant’s agents, Tenant shall pay, as Additional Rent, the full cost of such increase; provided however this provision shall in no event be deemed to constitute a waiver of Landlord’s right to declare a default hereunder by reason of such increase or of any other rights or remedies of Landlord in connection with such increase. Tenant and Tenant’s agents shall not place any loads upon the floor, walls or ceiling of the Premises which would endanger the Premises or the structural elements thereof, nor place any harmful liquids in the drainage system of the Premises. No waste materials or refuse shall be dumped upon or permitted to remain upon any part of the Premises or Common Area except in enclosed trash containers. No materials, supplies, equipment, finished products (or semifinished products), raw materials, or other articles of any nature shall be stored upon, or be permitted to remain on, any portion of the Common Area.
     Landlord shall have the right to require Tenant, at Tenant’s own expense and within a reasonable period of time, to use Tenant’s commercially reasonable efforts to terminate or control any picketing, work stoppage or other concerted activity related to Tenant’s business operations to the extent necessary to eliminate any interference with the operation of the Common Area or other tenants who use the Common Area. Nothing contained in this paragraph shall be construed as placing Landlord in an employer-employee relationship with any of Tenant’s employees or with any other employees who may be involved in such activity.

          6.4 Hazardous Materials. Except as otherwise expressly provided in Section 25.1 below, neither Tenant nor Tenant’s agents shall permit the introduction, placement, use, storage, manufacture, transportation, release or disposition (collectively “Release”) of any Hazardous Material(s) (defined below) on or under any portion of the Premises or Common Area without the prior written consent of Landlord, which consent may be withheld in the sole and absolute discretion of Landlord without any requirement of reasonableness in the exercise of that discretion. Notwithstanding the immediately preceding sentence to the contrary, Tenant may use de minimis quantities of the types of materials which are technically classified as Hazardous Materials but commonly used in domestic or office use (such as bathroom cleaners, toner, and white-out) to the extent not in an amount, which, either individually or cumulatively, would be a “reportable quantity” under any applicable Law. Tenant covenants that, at its sole cost and expense, Tenant will comply with all applicable Laws with respect to the Release of such permitted Hazardous Materials. Any Release beyond the scope allowed in this paragraph shall be subject to Landlord’s prior consent, which may be withheld in Landlord’s sole and absolute discretion, and shall require an amendment to the Lease in the event Landlord does consent which shall set forth the materials, scope of use, indemnification and any other matter required by Landlord in Landlord’s sole and absolute discretion. Tenant shall indemnify, defend and hold Landlord and Landlord’s agents harmless from and against any and all claims, losses, damages, liabilities, or expenses arising in connection with the Release of Hazardous Materials by Tenant, Tenant’s agents or any other person using the Premises during the Lease Term. Tenant’s obligation to defend, hold harmless and indemnify pursuant to this Paragraph 6.4 shall survive Lease Termination.
     As used in this Lease, the term “Hazardous Materials” means any chemical, substance, waste or material which has been or is hereafter determined by any federal, state or local governmental authority to be capable of posing risk of injury to health or safety, including without limitation, those substances included within the definitions of “hazardous substances,” “hazardous materials,” “toxic substances,” or “solid waste” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, the Resource Conservation and Recovery Act of 1976, and the Hazardous Materials Transportation Act, as amended, and in the regulations promulgated pursuant to said laws; those substances defined as “hazardous wastes” in section 25117 of the California Health & Safety Code, or as “hazardous substances” in section 25316 of the California Health & Safety Code, as amended, and in the regulations promulgated pursuant to said laws; those substances listed in the United States Department of Transportation Table (49 CFR 172.101 and amendments thereto) or designated by the Environmental Protection Agency (or any successor agency) as hazardous substances (see, e.g., 40 CFR Part 302 and amendments thereto); such other substances, materials and wastes which are or become regulated or become classified as hazardous or toxic under any Laws, including without limitation the California Health & Safety Code, Division 20, and Title 26 of the California Code of Regulations; and any material, waste or substance which is (i) petroleum, (ii) asbestos, (iii) polychlorinated biphenyls, (iv) designated as a “hazardous substance” pursuant to section 311 of the Clean Water Act of 1977, 33 U.S.C. sections 1251 et seq. (33 U.S.C. Section 1321) or listed pursuant to section 307 of the Clean Water Act of 1977 (33 U.S.C. Section 1317), as amended; (v) flammable explosives; (vi) radioactive materials; or (vii) radon gas.

     7. Taxes.
          7.1 Personal Property Taxes. Tenant shall cause Tenant’s trade fixtures, equipment, furnishings, furniture, merchandise, inventory, machinery, appliances and other personal property installed or located on the Premises (collectively the “personal property”) to be assessed and billed separately from the Premises. Tenant shall pay before delinquency any and all taxes, assessments and public charges levied, assessed or imposed upon or against Tenant’s personal property. If any of Tenant’s personal property shall be assessed with the real property comprising the Common Area or with the Premises, Tenant shall pay to Landlord, as Additional Rent, the amounts attributable to Tenant’s personal property within ten (10) days after receipt of a written statement from Landlord setting forth the amount of such taxes, assessments and public charges attributable to Tenant’s personal property. Tenant shall comply with the provisions of any Law which requires Tenant to file a report of Tenant’s personal property located on the Premises.
          7.2 Other Taxes Payable Separately by Tenant. Tenant shall pay (or reimburse Landlord, as Additional Rent, if Landlord is assessed), prior to delinquency or within ten (10) days after receipt of Landlord’s statement thereof, any and all taxes, levies, assessments or surcharges relating to the Premises and payable by Landlord or Tenant (other than Taxes (defined in Paragraph 7.3(a) below) otherwise payable as an Operating Expense, and Landlord’s net income, succession, transfer, gift, franchise, estate or inheritance taxes), whether or not now customary or within the contemplation of the parties hereto, whether or not now in force or which may hereafter become effective, including but not limited to taxes:
          (a) Upon, allocable to, or measured by the area of the Premises or the Rentals payable hereunder, including without limitation any gross income, gross receipts, excise, or other tax levied by the state, any political subdivision thereof, city or federal government with respect to the receipt of such Rentals;
          (b) Upon or with respect to the use, possession, occupancy, leasing, operation and management of the Premises or any portion thereof;
          (c) Upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises; or
          (d) Imposed as a means of controlling or abating environmental pollution or the use of energy or any natural resource (including without limitation gas, electricity or water), including, without limitation, any parking taxes, levies or charges or vehicular regulations imposed by any governmental agency. Tenant shall also pay, prior to delinquency, all privilege, sales, excise, use, business, occupation, or other taxes, assessments, license fees or charges levied, assessed or imposed upon Tenant’s business operations conducted at the Premises.
     In the event any such taxes are payable by Landlord and it shall not be lawful for Tenant to reimburse Landlord for such taxes, then the Rentals payable hereunder shall be increased to net Landlord the same net Rental after imposition of any such tax upon Landlord as would have been payable to Landlord prior to the imposition of any such tax.
     7.3 Common Taxes.
          (a) Definition of Taxes. The term “Taxes” as used in this Lease shall collectively mean (to the extent any of the following are not paid by Tenant pursuant to Paragraphs 7.1 and 7.2 above) all real estate taxes and general and special assessments (including, but not limited to, assessments for public improvements or benefit); personal property taxes; taxes based on vehicles utilizing parking areas on the Common Area; taxes computed or based on rental income or on the square footage of the Premises (including without limitation any municipal business tax but excluding federal, state and municipal net income taxes); environmental surcharges; excise taxes; gross receipts taxes; sales and/or use taxes; employee taxes; water and sewer taxes, levies, assessments and other charges in the nature of taxes or assessments (including, but not limited to, assessments for public improvements or benefit); and all other governmental, quasi-governmental or special district impositions of any kind and nature whatsoever; regardless of whether any of the foregoing are now customary or within the contemplation of the parties hereto and regardless of whether resulting from increased rate and/or valuation, or whether extraordinary or ordinary, general or special, unforeseen or foreseen, or similar or dissimilar to any of the foregoing and which during the Lease Term are laid, levied, assessed or imposed upon Landlord and/or become a lien upon or chargeable against the Premises and/or Common Area under or by virtue of any present or future laws, statutes, ordinances, regulations, or other requirements of any governmental, quasi-governmental or special district authority whatsoever relating to the Premises and/or Common Area. The term “environmental surcharges” shall include any and all expenses, taxes, charges or penalties imposed by the Federal Department of Energy, Federal Environmental Protection Agency, the Federal Clean Air Act, or any regulations promulgated thereunder, or imposed by any other local, state or federal governmental agency or entity now or hereafter vested with the power to impose taxes, assessments or other types of surcharges as a means of controlling or abating environmental pollution or the use of energy or any natural resource in regard to the use, operation or occupancy of the Premises and/or the Common Area. The term “Taxes” shall include (to the extent the same are not paid by Tenant pursuant to Paragraphs 7.1 and 7.2 above), without limitation, all taxes, assessments, levies, fees, impositions or charges levied, imposed, assessed, measured, or based in any manner whatsoever upon or with respect to the use, possession, occupancy, leasing, operation or management of the Premises and/or Common Area or in lieu of or equivalent to any Taxes set forth in this Paragraph 7.3(a). The term “Taxes” shall include any increase in taxes arising from a “change of ownership” of the Premises (or Common Areas) or new construction. In the event any such Taxes are payable by Landlord and it shall not be lawful for Tenant to reimburse Landlord for such Taxes, then the Rentals payable hereunder shall be increased to net Landlord the same net Rental after imposition of any such Tax upon Landlord as would have been payable to Landlord prior to the imposition of any such Tax.
          (b) Operating Expenses. All Taxes which are levied or assessed or which become a lien upon the Premises and/or Common Area or which become due or accrue during the Lease Term shall be an Operating Expense, and Tenant shall pay as Additional Rent each month during the Lease Term 1/12th of such Taxes, based on Landlord’s estimate thereof, pursuant to Paragraph 12 below. Taxes during any partial tax fiscal year(s) within the Lease Term shall be prorated according to the ratio which the number of days during the Lease Term or of actual occupancy of the Premises by Tenant, whichever is greater, during such year bears to 365.
     8. Insurance; Indemnity; Waiver.
          8.1 Insurance by Landlord.
          (a) Landlord shall, during the Lease Term, procure and keep in force the following insurance, the cost of which shall be an Operating Expense, payable by Tenant pursuant to Paragraph 12 below:
               (i) Property Insurance. “All risk” property insurance, including, without limitation, coverage for boiler and machinery (if applicable); sprinkler damage; vandalism; malicious mischief; full coverage plate glass insurance; and demolition, increased cost of construction and contingent liability from change in building laws on the Premises and Common Area, including any improvements or fixtures constructed or installed on the Premises and Common Area by Landlord. Such insurance shall be in the full amount of the replacement cost of the foregoing, with reasonable deductible amounts, which deductible amounts shall be an Operating Expense, payable by Tenant pursuant to Paragraph 12. Such insurance shall also include rental income insurance, insuring that one hundred percent (100%) of the Rentals (as the same may be adjusted hereunder) will be paid to Landlord for a period of up to twelve (12) months if the Premises are destroyed or damaged, or such longer period as may be required by any beneficiary of a deed of trust or any mortgagee of any mortgage affecting the Premises. Such “all risk” insurance may, at Landlord’s election, include coverage for earthquake and/or flood. Such insurance shall not cover any leasehold improvements installed in the Premises by Tenant at its expense, or Tenant’s equipment, trade fixtures inventory, fixtures or personal property located on or in the Premises;
               (ii) Liability Insurance. Comprehensive general liability (lessor’s risk) or commercial general liability insurance against any and all claims for personal injury, death or property damage occurring in or about the Premises or Common Area. Such insurance shall have a combined single limit of not less than One Million Dollars ($1,000,000) per occurrence and Two Million Dollars ($2,000,000) aggregate; and
               (iii) Other. Such other insurance as Landlord deems reasonably necessary and prudent. Landlord shall promptly notify Tenant in writing if Landlord deems any additional insurance reasonably necessary or prudent (which may include, without limitation, any additional insurance reasonably required by Landlord’s lender).
          8.2 Insurance by Tenant. Tenant shall, during the Lease Term, at Tenant’s sole cost and expense, procure and keep in force the following insurance:

          (a) Personal Property Insurance. “All risk” property insurance, including, without limitation, coverage for earthquake and flood; boiler and machinery (if applicable); sprinkler damage; vandalism; malicious mischief; and demolition, increased cost of construction and contingent liability from changes in building laws on all leasehold improvements installed in the Premises by Tenant at its expense (if any) and on all equipment, trade fixtures, inventory, fixtures and personal property located on or in the Premises, including improvements or fixtures hereinafter constructed or installed on the Premises. Such insurance shall be in an amount equal to the full replacement cost of the aggregate of the foregoing and shall provide coverage comparable to the coverage in the standard ISO all risk form, when such form is supplemented with the coverages required above.
          (b) Liability Insurance. Comprehensive general liability insurance or commercial general liability insurance for the mutual benefit of Landlord and Tenant, against any and all claims for personal injury, death or property damage occurring in or about the Premises and Common Area, or arising out of Tenant’s or Tenant’s agents’ use of the Common Area, use or occupancy of the Premises or Tenant’s operations on or in the Premises. Such insurance shall have a combined single limit of not less than Three Million Dollars ($3,000,000) per occurrence and Five Million Dollars ($5,000,000) aggregate. Such insurance shall contain a cross-liability (severability of interests) clause and an extended (“broad form”) liability endorsement, including blanket contractual coverage. The minimum limits specified above are the minimum amounts required by Landlord, and may be reasonably revised by Landlord from time to time to meet changed circumstances, including without limitation to reflect changes consistent with the standards required by other landlords in the county in which the Premises are located. Such liability insurance shall be primary and not contributing to any insurance available to Landlord, and Landlord’s insurance (if any) shall be in excess thereto. Such insurance shall specifically insure Tenant’s performance of the indemnity, defense and hold harmless agreements contained in Paragraph 8.4, although Tenant’s obligations pursuant to Paragraph 8.4 shall not be limited to the amount of any insurance required of or carried by Tenant under this Paragraph 8.2(b). Tenant shall be responsible for insuring that the amount of insurance maintained by Tenant is sufficient for Tenant’s purposes.
          (c) Other. Such other insurance as required by law, including, without limitation, workers’ compensation insurance.
          (d) Form of the Policies. The policies required to be maintained by Tenant pursuant to Paragraphs 8.2(a), (b), and (c) above shall be with companies, on forms, with deductible amounts (if any), and loss payable clauses satisfactory to Landlord, shall include Landlord and the beneficiary or mortgagee of any deed of trust or mortgage encumbering the Premises and/or the real property comprising the Common Area as additional insureds, and shall provide that such parties may, although additional insureds recover for any loss suffered by Tenant’s negligence. Certified copies of policies or certificates of insurance shall be delivered to Landlord prior to the Commencement Date: a new policy or certificate shall be delivered to Landlord at least thirty (30) days prior to the expiration date of the old policy. Tenant shall have the right to provide insurance coverage which it is obligated to carry pursuant to the terms hereof in a blanket policy, provided such blanket policy expressly affords coverage to the Premises and to Tenant as required by this Lease. Tenant shall obtain a written obligation on the part of Tenant’s insurer(s) to notify Landlord and any beneficiary or mortgagee of a deed of trust or mortgage encumbering the Premises and/or the real property comprising the Common Area in writing of any delinquency in premium payments and at least thirty (30) days prior to any cancellation or modification of any policy. Tenant’s policies shall provide coverage on an occurrence basis and not on a claims made basis. In no event shall the limits of any policies maintained by Tenant be considered as limiting the liability of Tenant under this Lease.
          8.3 Failure by Tenant to Obtain Insurance. If Tenant does not take out the insurance required pursuant to Paragraph 8.2 or keep the same in full force and effect, Landlord may, but shall not be obligated to, take out the necessary insurance and pay the premium therefor, and Tenant shall repay to Landlord, as Additional Rent, the amount so paid promptly upon demand. In addition, Landlord may recover from Tenant and Tenant agrees to pay, as Additional Rent, any and all reasonable expenses (including attorneys’ fees) and damages which Landlord may sustain by reason of the failure of Tenant to obtain and maintain such insurance, it being expressly declared that the expenses and damages of Landlord shall not be limited to the amount of the premiums thereon.
          8.4 Indemnification. Tenant shall indemnify, hold harmless, and defend (using counsel selected by Tenant and reasonably approved by Landlord) Landlord (except for Landlord’s gross negligence or willful misconduct) against all claims, losses, damages, actions, causes of action, penalties, demands, expenses or liabilities for injury or death to any person or for damage to or loss of use of any property arising out of any occurrence in, on or about the Premises or Common Area, if caused or contributed to by Tenant or Tenant’s agents, or arising out of any occurrence in, upon or at the Premises or on account of the use, condition, occupational safety or occupancy of the Premises. Tenant’s obligations under the immediately preceding sentence shall not be applicable to the extent claims, losses, damages, actions, causes of action, penalties, demands, expenses or liabilities for injury or death to any person or for damage to or loss of use of any property arise out of any breach by Landlord of any of its obligations under Sections 10.1, 11.2 and 15, respectively, of this Lease. Tenant’s indemnification, defense and hold harmless obligations under this Lease shall include and apply to attorneys’ fees, investigation costs, and other costs actually incurred by Landlord. Tenant shall further indemnify, defend (using counsel selected by Tenant and reasonably approved by Landlord) and hold harmless Landlord from and against any and all claims, losses, damages, liabilities or expenses arising from any breach or default in the performance of any obligation on Tenant’s part to be performed under the terms of this Lease. Landlord agrees to notify Tenant promptly of any claim for indemnity hereunder and Landlord shall reasonably cooperate, at no cost or expense to Landlord, in the defense of any claim for which Tenant is to indemnify Landlord. In any circumstance in which Tenant is to indemnify Landlord hereunder, if in the good faith judgment of Landlord (i) the defense of Landlord is not proceeding or being conducted in a satisfactory manner, or (ii) there may be a conflict of interest between any of the parties to the claim, Landlord may employ its own legal counsel and consultants to prosecute, negotiate or defend any claim, action, or cause of action against Landlord. Notwithstanding anything in this Agreement to the contrary, Tenant shall not, without the prior written consent of

Landlord (which consent shall not be unreasonably withheld or delayed), (x) settle or compromise any claim against Landlord or consent to the entry of any judgment that does not include the delivery by the claimant or plaintiff to Landlord of a written release of Landlord (in form, scope and substance satisfactory to Landlord in its sole discretion) from all liability in respect of such claim; or (y) settle or compromise any claim in any manner that may materially and adversely affect Landlord as determined by Landlord in the good faith exercise of its discretion. Tenant shall reimburse Landlord upon demand for the amount of all costs of settlements so entered into for which Tenant is obligated to indemnify Landlord hereunder and the reasonable fees and other costs and expenses of its attorneys and consultants pursuant to clauses (i) or (ii) above, including, without limitation, those incurred in connection with monitoring and participating in any action or proceeding. The provisions of this Paragraph 8.4 shall survive Lease Termination with respect to any damage, injury, death, breach or default occurring prior to such termination. This Lease is made on the express condition that Landlord shall not be liable for, or suffer loss by reason of, injury to person or property, from whatever cause (other than Landlord’s gross negligence or willful misconduct), in any way connected with the condition, use, occupational safety or occupancy of the Premises specifically including, without limitation, any liability for injury to the person or property of Tenant or Tenant’s agents. The preceding to the contrary notwithstanding, under no circumstances shall Landlord be liable for any claim by Tenant of lost profits, loss of income or lost business.
          8.5 Claims by Tenant. Landlord shall not be liable to Tenant, and Tenant waives all claims against Landlord, for injury or death to any person, damage to any property, or loss of use of any property in the Premises or Common Area by and from all causes, including without limitation, any defect in the Premises or Common Area and/or any damage or injury resulting from fire, steam, electricity, gas, water or rain, which may leak or flow from or into any part of the Premises, or from breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures, whether the damage or injury results from conditions arising upon the Premises or Common Area or from other sources. Landlord shall not be liable for any damages arising from any act or neglect of any other user of the Common Area. Tenant or Tenant’s agents shall immediately notify Landlord in writing of any known defect in the Premises or Common Area. The provisions of this Paragraph 8.5 shall not apply to any damage or injury caused by Landlord’s willful misconduct or gross negligence.
          8.6 Mutual Waiver of Subrogation. Landlord hereby releases Tenant, and Tenant hereby releases Landlord, and their respective officers, agents, employees and servants, from any and all claims or demands of damages, loss, expense or injury to the Premises or the Common Area, or to the furnishings, fixtures, equipment, inventory or other property of either Landlord or Tenant in, about or upon the Premises or the Common Area, which is caused by or results from perils, events or happenings which are the subject of insurance carried by the respective parties pursuant to this Paragraph 8 and in force at the time of any such loss, whether due to the negligence of the other party or its agents and regardless of cause or origin; provided, however, that such waiver shall be effective only to the extent permitted by the insurance covering such loss, to the extent such insurance is not prejudiced thereby, and to the extent insured against.

     9. Utilities. Tenant shall pay during the Lease Term and prior to delinquency all charges for water, gas, light, heat, power, electricity, telephone or other communication service, janitorial service, trash pick-up, sewer and all other services supplied to or consumed on the Premises (collectively the “Services”) and all taxes, levies, fees or surcharges therefor. Tenant shall arrange for Services to be supplied to the Premises and shall contract for all of the Services in Tenant’s name prior to the Commencement Date. The Commencement Date shall not be delayed by reason of any failure by Tenant to so contract for Services. In the event that any of the Services cannot be separately billed or metered to the Premises, or if any of the Services are not separately metered as of the Commencement Date, the cost of such Services shall be an Operating Expense and Tenant shall pay such cost to Landlord, as Additional Rent, as provided in Paragraph 12 below, except that Tenant’s proportionate share of such Services shall be the percentage obtained by dividing the gross leasable square footage contained in the Premises by the total gross leasable square footage located in all buildings utilizing such Services. The lack or shortage of any Services due to any cause whatsoever shall not affect any obligation of Tenant hereunder, and Tenant shall faithfully keep and observe all the terms, conditions and covenants of this Lease and pay all Rentals due hereunder, all without diminution, credit or deduction.
     10. Repairs and Maintenance.
          10.1 Landlord’s Responsibilities. Subject to the provisions of Paragraph 15 below, Landlord shall maintain in reasonably good order and repair the structural roof and roof surface, structural and exterior walls (including painting thereof) and foundations of the Premises, except for any repairs required because of the wrongful act of Tenant or Tenant’s agents, which repairs shall be made at the expense of Tenant and as Additional Rent. In addition, Landlord may elect at any time, at its option, to maintain the heating and air conditioning systems of the Premises. Tenant shall give prompt written notice to Landlord of any known maintenance work required to be made by Landlord pursuant to this Paragraph 10.1. The costs of repairs and maintenance which are the obligation of Landlord hereunder or which Landlord elects to perform hereunder shall be an Operating Expense and Tenant shall pay such costs to Landlord as Additional Rent, as provided in Paragraph 12 below.
     To the extent any labor dispute in which Tenant is involved or of which Tenant is the object interferes with the performance of Landlord’s duties hereunder, Landlord shall be excused from the performance of such duties and Tenant hereby waives any and all claims against Landlord for damages or losses in regard to such duties.
          10.2 Tenant’s Responsibilities. Except as expressly provided in Paragraph 10.1 above, Tenant shall, at its sole cost, maintain the entire Premises and every part thereof, including without limitation, windows, skylights, window frames, plate glass, freight docks, doors and related hardware, interior walls and partitions, and the electrical, plumbing, lighting, heating and air conditioning systems (unless Landlord has elected to keep and maintain the heating and air conditioning systems pursuant to Paragraph 10.1 above) in good order, condition and repair. If Landlord has not elected to keep and maintain the heating and air conditioning systems, Tenant shall deliver to Landlord, every six (6) months during the Lease Term, a certificate of maintenance or its equivalent, signed by a licensed HVAC repair and maintenance contractor and stating that the heating and air conditioning systems servicing the Premises have been inspected, serviced and are in good order, condition and repair. Tenant’s failure to deliver said certificate or its equivalent shall be a Default by Tenant (subject to any grace period applicable under Paragraph 14 below). If Tenant fails to make repairs or perform maintenance work required of Tenant hereunder within five (5) days after notice from Landlord specifying the need for such repairs or maintenance work, Landlord or Landlord’s agents may, in addition to all other rights and remedies available hereunder or by law and without waiving any alternative remedies, enter into the Premises and make such repairs and/or perform such maintenance work. If Landlord makes such repairs and/or performs such maintenance work, Tenant shall reimburse Landlord upon demand and as Additional Rent, for the cost of such repairs and/or maintenance work. Landlord shall have no liability to Tenant for any damage, inconvenience or interference with the use of the Premises by Tenant or Tenant’s agents as a result of Landlord performing any such repairs or maintenance. Tenant shall reimburse Landlord, on demand and as Additional Rent, for the cost of damage to the Premises and/or Common Area caused by Tenant or Tenant’s agents. Tenant expressly waives the benefits of any statute now or hereafter in effect (including without limitation the provisions of subsection 1 of Section 1932, Section 1941 and Section 1942 of the California Civil Code and any similar law, statute or ordinance now or hereafter in effect) which would otherwise afford Tenant the right to make repairs at Landlord’s expense (or to deduct the cost of such repairs from Rentals due hereunder) or to terminate this Lease because of Landlord’s failure to keep the Premises in good and sanitary order.
     11. Common Area.
          11.1 In General. Subject to the terms and conditions of this Lease and such rules and regulations as Landlord may from time to time prescribe, Tenant and Tenant’s agents shall have the nonexclusive right to use during the Lease Term the access roads, sidewalks, landscaped areas and other common facilities on the Common Area. This right to use the Common Area shall terminate upon Lease Termination. Neither Tenant nor Tenant’s agents shall at any time park or permit the parking of their vehicles in any portion of the Common Area not designated by Landlord as a parking area.
     Landlord reserves the right from time to time to make changes in the shape, size, location, amount and extent of the Common Area; provided, however, such changes shall not unreasonably impair Tenant’s access to or use of the Premises. Landlord further reserves the right to promulgate such reasonable rules and regulations relating to the use of all or any portion of the Common Area and to amend such rules and regulations from time to time, with or without advance notice, as Landlord may deem appropriate. Any amendments to the rules and regulations shall be effective as to Tenant, and binding on Tenant, upon delivery of a copy of such rules and regulations to Tenant. Tenant and Tenant’s agents shall observe such rules and regulations and any failure by Tenant or Tenant’s agents to observe and comply with the rules and regulations shall be a Default by Tenant. Landlord shall not be responsible for the nonperformance of the rules and regulations by any tenants or occupants of the buildings or improvements which now exist or may hereafter be constructed upon the Common Area or upon the real property owned by Landlord adjacent to the Common Area or by any other user authorized by Landlord.
     Landlord furthermore reserves the right, after having given Tenant reasonable notice, to have any vehicles owned by Tenant or Tenant’s agents which are parked in violation of the provisions of this Paragraph 11.1 or in violation of Landlord’s rules and regulations relating to parking, to be towed away at the expense of the owner of the vehicle so towed.
     Landlord shall have the right to close, at reasonable times, all or any portion of the Common Area for any reasonable purpose, including without limitation, the prevention of a dedication thereof, or the accrual of rights of any person or public therein.
          11.2 Maintenance by Landlord. Landlord shall operate, manage and maintain the Common Area. The manner in which the Common Area shall be maintained and the expenditures for such maintenance shall be at the reasonable discretion of Landlord. The cost of such maintenance, operation and management, shall be an “Operating Expense”, and Tenant shall pay such costs to Landlord, as Additional Rent, as provided in Paragraph 12 below.
     12. Operating Expenses. It is intended by Landlord and Tenant that this Lease be a “triple net” lease.
          12.1 Definition. “Operating Expense” or “Operating Expenses” as used in this Lease shall mean and include all items identified in other paragraphs of this Lease as an Operating Expense and the total cost paid or incurred by Landlord for the operation, maintenance, repair, and management of the Premises and Common Area, which costs shall include, without limitation: the cost of Services and utilities supplied to the Premises and Common Area (to the extent the same are not separately charged or metered to Tenant); water; sewage; fuel; electricity; lighting systems; professional management fee (not to exceed four percent (4%) of the Premises’ gross rental income); fire protection systems; storm drainage and sanitary sewer systems; HVAC including air conditioning (to the extent the heating and air conditioning systems in the Premises are not maintained by Tenant at Tenant’s sole cost and expense); repairing the roof structure and roof surface; maintenance and repair of the structural parts of the Premises (including foundation, floor slab and load bearing walls); property and liability insurance covering the Premises and any other insurance carried by Landlord pursuant to Paragraph 8 above; cleaning, sweeping, striping, resurfacing of parking and driveway areas; cleaning the Common Area following storms or other severe weather; cleaning and repairing of sidewalks, curbs, stairways; costs related to irrigation systems; the cost of complying with Laws, including, without limitation, maintenance, alterations and repairs required in connection therewith; costs related to landscape maintenance; and the cost of contesting the validity or applicability of any governmental enactments which may affect Operating Expenses. Because the Common Area is used by more than one (1) building during the Lease Term, the term “Operating Expenses” shall mean and include all of the Operating Expenses allocable to the Premises and a proportionate share (based on the square footage of gross leasable area in the Premises as a percentage of the total of square footage of gross leasable area of the buildings utilizing the Common Area at the time in question) of all Operating Expenses which are related to such buildings in general and are not allocated to any one building utilizing the Common Area. The cost of cost of capital improvements made to the Building by Landlord that have the effect of reducing Operating Expenses or avoiding increases in Operating Expenses or that are required under any governmental law or regulation that was not in effect as of the Commencement Date of the Lease shall be fully amortized over the useful life of the capital improvement (as reasonably determined by Landlord in good faith) with interest on the unamortized balance at the prevailing market rate Landlord would pay if it borrowed funds to construct such capital repair item or capital improvement from an institutional lender, and shall be paid monthly by Tenant from the date of substantial completion of construction, installation or repair of the capital improvement through the earlier of the expiration of the Lease Term, as the same may be extended pursuant to the terms of this Lease, or the expiration of the useful life of the capital improvement. The specific examples of Operating Expenses stated in this Paragraph 12.1 are in no way intended to and shall not limit the costs comprising Operating Expenses, nor shall such examples be deemed to obligate Landlord to incur such costs or to provide such services or to take such actions except as Landlord may be expressly required in other portions of this Lease, or except as Landlord, in its sole discretion, may elect. The term “Operating Expenses” shall not include any costs paid or incurred by Landlord to correct any code violation or any violation of Law that exists with respect to the Premises, the Building or Common Area as of the Commencement Date of this Lease.
          12.2 Payment of Operating Expenses by Tenant. Tenant shall pay the Operating Expenses to Landlord as Additional Rent and without deduction or offset. Payment of Operating Expenses by Tenant shall be made by whichever of the following methods is from time to time designated by Landlord, and Landlord may change the method of payment at any time. Operating Expenses actually incurred or paid by Landlord but not theretofore billed to Tenant, as invoiced by Landlord, shall be payable by Tenant within twenty (20) days after receipt of Landlord’s invoice, but not more often than once each calendar month. Alternatively, Tenant’s payment of Operating Expenses shall be based upon Landlord’s estimate of Operating Expenses and shall be payable in equal monthly installments in advance on the first day of each calendar month commencing with the month following receipt of Landlord’s estimate (and subject to Landlord’s right to change the method of payment). Within one hundred twenty (120) days after the end of each calendar year (or at Lease Termination), or as soon thereafter as practicable under the circumstances, Landlord shall furnish Tenant a reconciliation statement showing the actual Operating Expenses for the period to which Landlord’s estimate pertains and shall concurrently either bill Tenant for the balance due (payable upon demand by Landlord) or credit Tenant’s account for the excess previously paid.
          12.3 Audit Right. In the event of any dispute as to any Operating Expenses payable by Tenant as shown in a reconciliation statement as provided in the last sentence of Paragraph 12.2 above, Tenant shall have the right, within ninety (90) days after the date of Tenant’s receipt of such reconciliation statement and after reasonable notice and at reasonable times, to inspect Landlord’s records pertaining to Operating Expenses for the applicable calendar year in question at Landlord’s office. Tenant’s failure to exercise its right to inspect records pertaining to Operating Costs for any calendar year within ninety (90) days after the date of Tenant’s receipt of the reconciliation statement for such calendar year shall be deemed Tenant’s waiver of its right to inspect Landlord’s records for such calendar year and acceptance of the Operating Expenses paid by Tenant for such calendar year (or applicable portion thereof). If, after such inspection, Tenant still disputes the Operating Costs paid by Tenant for such calendar year (or applicable portion thereof), Tenant may have a certification as to Tenant’s Operating Expenses for such calendar year made by an independent certified public accountant. The accountant or accounting firm retained by Tenant shall be subject to the prior written approval of Landlord, which approval shall not be unreasonably withheld. It shall not be unreasonable for Landlord to withhold its consent if the certified public accountant or accounting firm has any conflict of interest with respect to Landlord, as determined by Landlord, or is then involved in a dispute which also involves Landlord. In no event, however, shall Tenant retain an independent certified public accountant or accounting firm whose compensation is based on a percentage of any savings to Tenant of Operating Expenses resulting from such certification. Promptly upon receipt of the certification from its accountant, Tenant shall deliver a copy of the certification to Landlord. When a final determination has been made as to the amount in dispute, Landlord shall pay the amount determined to be owed to Tenant, or Tenant shall pay the amount determined to be owed to Landlord, as applicable, within thirty (30) days after the date of the final determination. As a condition precedent to its exercise of its rights of dispute as set forth herein, Tenant shall timely pay to Landlord all amounts set forth in the reconciliation statement which Tenant wishes to dispute.
     13. Alterations.
          13.1 In General. Tenant shall not make, or permit to be made, any alterations, changes, enlargements, improvements or additions (collectively “Alterations”) in, on, about or to the Premises, or any part thereof, including Alterations required pursuant to Paragraph 6.2, without the prior written consent of Landlord and without acquiring and complying with the conditions of all permits required for such Alterations by any governmental authority having jurisdiction thereof. The term “Alterations” as used in this Paragraph 13 shall also include all heating, lighting, electrical (including all wiring, conduit, outlets, drops, buss ducts, main and subpanels), air conditioning, and partitioning in the Premises made by Tenant, regardless of how affixed to the Premises. As a condition to the giving of its consent, Landlord may impose such requirements as Landlord may deem necessary in its sole discretion, including without limitation, the manner in which the work is done; a right of approval of the contractor by whom the work is to be performed (which approval shall not be unreasonably withheld); the requirement that Tenant post a completion bond in an amount and form satisfactory to Landlord; and the requirement that Tenant reimburse Landlord, as Additional Rent, for Landlord’s actual costs incurred in reviewing any proposed Alteration, whether or not Landlord’s consent is granted. In the event Landlord consents to the making of any Alterations by Tenant, the same shall be made by Tenant at Tenant’s sole cost and expense, in accordance with the plans and specifications approved by Landlord. Tenant shall give written notice to Landlord five (5) days prior to employing any laborer or contractor to perform services related to, or receiving materials for use upon the Premises, and prior to the commencement of any work of improvement on the Premises. Any Alterations to the Premises made by Tenant shall be made in accordance with applicable Laws and in a good and workmanlike manner. In making any such Alterations, Tenant shall, at Tenant’s sole cost and expense, file for and secure and comply with any and all permits or approvals required by any governmental departments or authorities having jurisdiction thereof and any utility company having an interest therein. In no event shall Tenant make any structural changes to the Premises or make any changes to the Premises which would weaken or impair the structural integrity of the Premises.
          13.2 Removal Upon Lease Termination. At the time Landlord consents in writing to any Alterations requested to be made to the Premises by Tenant, Landlord shall notify Tenant in writing as to whether Landlord will require Tenant, at Tenant’s expense, to remove any such Alterations and restore the Premises to their prior condition at Lease Termination. Any Alterations so requested by Landlord to be removed shall be removed by Tenant, at its sole cost, and Tenant shall, at its sole cost, restore the Premises at Lease Termination to their condition existing prior to the installation or construction of such Alterations requested by Landlord to be removed (ordinary wear and tear excepted). In the event Tenant fails to earlier obtain Landlord’s written decision as to whether Tenant will be required to remove any Alteration, then no less than ninety (90) nor more than one hundred twenty (120) days prior to the expiration of the Lease Term, Landlord shall inform Tenant whether or not Landlord desires to have any Alterations made to the Premises by Tenant removed at Lease Termination. Following receipt of such notice, Tenant shall, at its sole cost and expense, remove at Lease Termination such Alterations designated by Landlord for removal and repair all damage to the Premises and Common Area arising from such removal. In the event Tenant fails to remove any Alterations designated by Landlord for removal, Landlord may remove such Alterations made to the Premises by Tenant and repair all damage to the Premises and Common Area arising from such removal, and may recover from Tenant all reasonable costs and expenses incurred thereby. Tenant’s obligation to pay such costs and expenses to Landlord shall survive Lease Termination. Unless Landlord elects to have Tenant remove any such Alterations, all such Alterations, except for moveable furniture and trade fixtures of Tenant not affixed to the Premises, shall become the property of Landlord upon Lease Termination (without any payment therefor) and remain upon and be surrendered with the Premises at Lease Termination.
          13.3 Landlord’s Improvements. All fixtures, improvements or equipment which are installed, constructed on or attached to the Premises or Common Area by Landlord shall be a part of the realty and belong to Landlord.
     14. Default and Remedies.
          14.1 Events of Default. The term “Default by Tenant” as used in this Lease shall mean the occurrence of any of the following events:
          (a) Tenant’s failure to pay when due any Rentals, where such failure is not cured by Tenant within five (5) days following the date written notice of such failure is given by Landlord to Tenant;
          (b) Tenant’s vacation or abandonment of the Premises which is not cured within thirty days after written notice is given to Tenant (or if such breach or default cannot be reasonably cured within such thirty (30) days, then if Tenant does not commence to cure such breach or default within the thirty (30) day period or does not diligently and in good faith prosecute the cure to completion);
          (c) Commencement and continuation for at least sixty (60) days of any case, action or proceeding by, against or concerning Tenant under any federal or state bankruptcy, insolvency or other debtor’s relief law, including without limitation, (i) a case under Title 11 of the United States Code concerning Tenant, whether under Chapter 7, 11, or 13 of such Title or under any other Chapter, or (ii) a case, action or proceeding seeking Tenant’s financial reorganization or an arrangement with any of Tenant’s creditors;
          (d) Voluntary or involuntary appointment of a receiver, trustee, keeper, or other person who takes possession for more than sixty (60) days of substantially all of Tenant’s assets or of any asset used in Tenant’s business on the Premises, regardless of whether such appointment is as a result of insolvency or any other cause;
          (e) Execution of an assignment for the benefit of creditors of substantially all assets of Tenant available by law for the satisfaction of judgment creditors which continues and is not cured within thirty days after written notice of the same is given to Tenant (or if such breach cannot be reasonably cured within such thirty (30) days, then if Tenant does not commence to cure such breach within the thirty (30) day period or does not diligently and in good faith prosecute the cure to completion);
          (f) Commencement of proceedings for winding up or dissolving (whether voluntary or involuntary) the entity of Tenant, if Tenant is a corporation or a partnership, which continues and is not cured within thirty days after written notice of the same is given to Tenant (or if such breach cannot be reasonably cured within such thirty (30) days, then if Tenant does not commence to cure such breach within the thirty (30) day period or does not diligently and in good faith prosecute the cure to completion);
          (g) Levy of a writ of attachment or execution on Tenant’s interest under this Lease, if such writ continues for a period of thirty (30) days;
          (h) Transfer or attempted Transfer of this Lease or the Premises by Tenant contrary to the provisions of Paragraph 24 below which is not cured within thirty days after written notice of the same is given to Tenant (or if such breach cannot be reasonably cured within such thirty (30) days, then if Tenant does not commence to cure such breach within the thirty (30) day period or does not diligently and in good faith prosecute the cure to completion); or
          (i) Breach by Tenant of any term, covenant, condition, warranty, or other provision contained in this Lease or of any other obligation owing or due to Landlord which is not cured within thirty days after written notice of such breach is given to Tenant (or if such breach cannot be reasonably cured within such thirty (30) days, then if Tenant does not commence to cure such breach within the thirty (30) day period or does not diligently and in good faith prosecute the cure to completion).
          14.2 Remedies. Upon any Default by Tenant, Landlord shall have the following remedies, in addition to all other rights and remedies provided by law, to which Landlord may resort cumulatively, or in the alternative:
               14.2.1 Termination. Upon any Default by Tenant, Landlord shall have the right (but not the obligation) to terminate this Lease and Tenant’s right to possession of the Premises. The parties agree that any notice given by Landlord to Tenant pursuant to this Paragraph 14.1 shall be sufficient notice for purposes of California Code of Civil Procedure Section 1161 and Landlord shall not be required to give any additional notice in order to be entitled to commence an unlawful detainer proceeding. Upon termination of this Lease and Tenant’s right to possession of the Premises, Landlord shall have the right to recover from Tenant:
                    a. The worth at the time of award of the unpaid Rentals which had been earned at the time of termination;
                    b. The worth at the time of award of the amount by which the Rentals which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided;
                    c. The worth at the time of award (computed by discounting at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent) of the amount by which the Rentals for the balance of the Lease Term after the time of award exceed the amount of such rental loss that Tenant proves could be reasonably avoided;
                    d. Any other amounts necessary to compensate Landlord for all detriment proximately caused by the Default by Tenant or which in the ordinary course of events would likely result, including without limitation the following:
                         (i) Expenses in retaking possession of the Premises;
                         (ii) Expenses for cleaning, repairing or restoring the Premises;
                         (iii) Any unamortized real estate brokerage commission paid in connection with this Lease;
                         (iv) Expenses for removing, transporting, and storing any of Tenant’s property left at the Premises (although Landlord shall have no obligation to remove, transport, or store any such property);

                         (v) Expenses of reletting the Premises, including without limitation, brokerage commissions and attorneys’ fees;
                         (vi) Attorneys’ fees and court costs; and
                         (vii) Costs of carrying the Premises such as repairs, maintenance, taxes and insurance premiums, utilities and security precautions (if any).
                    (e) The “worth at the time of award” of the amounts referred to in subparagraphs (a) and (b) of this Paragraph 14.2.1 is computed by allowing interest at an annual rate equal to the greater of: ten percent (10%); or five percent (5%) plus the rate established by the Federal Reserve Bank of San Francisco, as of the twenty-fifth (25th) day of the month immediately preceding the Default by Tenant, on advances to member banks under Sections 13 and 13(a) of the Federal Reserve Act, as now in effect or hereafter from time to time amended, not to exceed the maximum rate allowable by law.
               14.2.2 Continuance of Lease. Upon any Default by Tenant and unless and until Landlord elects to terminate this Lease pursuant to Paragraph 14.2.1 above, this Lease shall continue in effect after the Default by Tenant and Landlord may enforce all its rights and remedies under this Lease, including without limitation, the right to recover payment of Rentals as they become due. Neither efforts by Landlord to mitigate damages caused by a Default by Tenant nor the acceptance of any Rentals shall constitute a waiver by Landlord of any of Landlord’s rights or remedies, including the rights and remedies specified in Paragraph 14.2.1 above. The Landlord shall have the remedy described in California Civil Code Section 1951.4 (landlord may continue lease in effect after tenant’s breach and abandonment and recover rent as it becomes due, if landlord has the right to sublet or assign, subject only to reasonable limitations).
     15. Damage or Destruction.
          15.1 Definition of Terms. For the purposes of this Lease, the term: (a) “Insured Casualty means damage to or destruction of the Premises from a cause actually insured against, for which the insurance proceeds paid or made available to Landlord are sufficient to rebuild or restore the Premises under then-existing building codes to the condition existing immediately prior to the damage or destruction; and (b) “Uninsured Casualty” means damage to or destruction of the Premises from a cause not actually insured against, or from a cause actually insured against but for which the insurance proceeds paid or made available to Landlord are for any reason insufficient to rebuild or restore the Premises under then-existing building codes to the condition existing immediately prior to the damage or destruction, or from a cause actually insured against but for which the insurance proceeds are not paid or made available to Landlord within sixty (60) days of the event of damage or destruction.

          15.2 Insured Casualty.
               15.2.1 Rebuilding Required. In the event of an Insured Casualty where the extent of damage or destruction is less than twenty percent (20%) of the then full replacement cost of the Premises, Landlord shall rebuild or restore the Premises to the condition existing immediately prior to the damage or destruction, provided the damage or destruction was not a result of a negligent or willful act of Tenant, and that there exist no governmental codes or regulations that would interfere with Landlord’s ability to so rebuild or restore.
               15.2.2 Landlord’s Election. In the event of an Insured Casualty where the extent of damage or destruction is equal to or greater than twenty percent (20%) of the then full replacement cost of the Premises, Landlord may, at its option and at its sole discretion, rebuild or restore the Premises to the condition existing immediately prior to the damage or destruction, or terminate this Lease. Landlord shall notify Tenant in writing within sixty (60) days after the event of damage or destruction of Landlord’s election to either rebuild or restore the Premises or terminate this Lease.
               15.2.3 Continuance of Lease. If Landlord is required to rebuild or restore the Premises pursuant to Paragraph 15.2.1 or if Landlord elects to rebuild or restore the Premises pursuant to Paragraph 15.2.2, this Lease shall remain in effect and Tenant shall have no claim against Landlord for compensation for inconvenience or loss of business during any period of repair or restoration.
          15.3 Uninsured Casualty.
               15.3.1 Landlord’s Election. In the event of an Uninsured Casualty, Landlord may, at its option and at its sole discretion (i) rebuild or restore the Premises as soon as reasonably possible at Landlord’s expense (unless the damage or destruction was caused by a negligent or willful act of Tenant, in which event Tenant shall pay all costs of rebuilding or restoring), in which event this Lease shall continue in full force and effect or (ii) terminate this Lease, in which event Landlord shall give written notice to Tenant within sixty (60) days after the event of damage or destruction of Landlord’s election to terminate this Lease as of the date of the event of damage or destruction, and if the damage or destruction was caused by a negligent or willful act of Tenant, Tenant shall be liable therefor to Landlord.
               15.3.2 Tenant’s Ability to Continue Lease. If Landlord elects to terminate this Lease and the extent of damage or destruction is less than twenty percent (20%) of the then full replacement cost of the Premises or the proceeds paid or made available to Landlord are for any reason insufficient to rebuild or restore the Premises under then-existing building codes to the condition existing immediately prior to the damage or destruction, and if there exist no governmental codes or regulations that would interfere with Landlord’s ability to so repair or restore, then Tenant may nevertheless cause the Lease to continue in effect by (i) notifying Landlord in writing within ten (10) days after Landlord’s notice of termination of Tenant’s agreement to pay all costs of rebuilding or restoring not covered by insurance, and (ii) providing

Landlord with reasonable security for or assurance of such payment. Tenant shall pay to Landlord in cash no later than thirty (30) days prior to the date of commencement of construction the reasonable estimated cost of rebuilding or restoring. In the event Tenant fails to pay such cost to Landlord by the date specified, Landlord may immediately terminate the Lease and recover from Tenant all costs incurred by Landlord in preparation for construction. If the actual cost of rebuilding or restoring exceeds the estimated cost of such work, Tenant shall pay the difference to Landlord in cash upon notification by Landlord of the final cost. If the cost of rebuilding or restoring is less than the estimated cost of such work, Tenant shall be entitled to a refund of the difference upon completion of the rebuilding or restoring and determination of final cost.
          15.4 Tenant’s Election. Notwithstanding anything to the contrary contained in this Paragraph 15, Tenant may elect to terminate this Lease in the event the Premises are damaged or destroyed and, in the reasonable opinion of Landlord’s architect or construction consultants, the restoration of the Premises cannot be substantially completed within one two hundred ten (210) days after the event of damage or destruction. Tenant’s election shall be made by written notice to Landlord within ten (10) days after Tenant receives from Landlord the estimate of the time needed to complete repair or restoration of the Premises, If Tenant does not deliver said notice within said ten (10) day period, Tenant may not later terminate this Lease even if substantial completion of the rebuilding or restoration occurs subsequent to said two hundred ten (210) day period, provided that Landlord is proceeding with diligence to rebuild or restore the Premises. If Tenant delivers said notice within said ten (10) day period, this Lease shall terminate as of the date of the event of damage or destruction.
          15.5 Damage or Destruction Near End of Lease Term. Notwithstanding anything to the contrary contained in this Paragraph 15, in the event the Premises are damaged or destroyed in whole or in part (regardless of the extent of damage) from any cause during the last twelve (12) months of the Lease Term, Landlord may, at Landlord’s option, terminate this Lease as of the date of the event of damage or destruction by giving written notice to Tenant of Landlord’s election to do so within thirty (30) days after the event of such damage or destruction. For purposes of this Paragraph 15.5, if Tenant has been granted an option to extend or renew the Lease Term pursuant to another provision of this Lease, then the damage or destruction shall be deemed to have occurred during the last twelve (12) months of the Lease Term if Tenant fails to exercise its option to extend or renew within twenty (20) days after the event of damage or destruction.
          15.6 Termination of Lease. If the Lease is terminated pursuant to this Paragraph 15, the unused balance of the Security Deposit shall be refunded to Tenant. The current Rent and Rentals shall be proportionately reduced during the period following the event of damage or destruction until the date on which Tenant surrenders the Premises, based upon the extent to which the damage or destruction interferes with Tenant’s business conducted in the Premises, as reasonably determined by Landlord. The proceeds of insurance carried by Tenant pursuant to Paragraph 8.2 shall be paid to Landlord and Tenant, as their interests appear.

          15.7 Abatement of Rentals. If the Premises are to be rebuilt or restored pursuant to this Paragraph 15, the then current Rent and Rentals shall be proportionately reduced during the period of repair or restoration, based upon the extent to which the making of repairs interferes with Tenant’s business conducted in the Premises, as reasonably determined by Landlord.
          15.8 Liability for Personal Property. In no event shall Landlord have any liability for, nor shall it be required to repair or restore, any injury or damage to any Alterations to the Premises made by Tenant, trade fixtures, equipment, merchandise, furniture, or any other property installed by Tenant or at the expense of Tenant. If Landlord or Tenant do not elect to terminate this Lease pursuant to this Paragraph 15, Tenant shall be obligated to promptly rebuild or restore any Alterations made to the Premises by Tenant (except for any Alterations which Landlord has previously notified Tenant in writing to remove at Lease Termination) to the same to the condition existing immediately prior to the damage or destruction in accordance with the provisions of Paragraph 13.1.
          15.9 Waiver of Civil Code Remedies. Landlord and Tenant acknowledge that the rights and obligations of the parties upon damage or destruction of the Premises are as set forth herein; therefore Tenant hereby expressly waives any rights to terminate this Lease upon damage or destruction of the Premises, except as specifically provided by this Lease, including without limitation any rights pursuant to the provisions of subdivision 2 of Section 1932 and subdivision 4 of Section 1933 of the California Civil Code, as amended from time to time, and the provisions of any similar law hereinafter enacted, which provisions relate to the termination of the hiring of a thing upon its substantial damage or destruction.
     16. Condemnation.
          16.1 Definition of Terms. For the purposes of this Lease, the term: (a) “Taking” means a taking of the Premises or Common Area or damage related to the exercise of the power of eminent domain and includes, without limitation, a voluntary conveyance, in lieu of court proceedings, to any agency, authority, public utility, person or corporate entity empowered to condemn property; (b) “Total Taking” means the Taking of the entire Premises or so much of the Premises or Common Area as to prevent or substantially impair the use thereof by Tenant for the uses herein specified; provided, however, that in no event shall the Taking of less than twenty percent (20%) of the Premises be considered a Total Taking; (c) “Partial Taking” means the Taking of only a portion of the Premises or Common Area which does not constitute a Total Taking; (d) “Date of Taking” means the date upon which the title to the Premises or Common Area or a portion thereof, passes to and vests in the condemnor or the effective date of any order for possession if issued prior to the date title vests in the condemnor; (e) “Award” means the amount of any award made, consideration paid, or damages ordered as a result of a Taking.
          16.2 Rights. The parties agree that in the event of a Taking all rights between them or in and to an Award shall be as set forth herein.

          16.3 Total Taking. In the event of a Total Taking during the Lease Term: (a) the rights of Tenant under this Lease and the leasehold estate of Tenant in and to the Premises shall cease and terminate as of the Date of Taking; (b) Landlord shall refund to Tenant any prepaid Rent and the unused balance of the Security Deposit; (c) Tenant shall pay Landlord any Rentals due Landlord under the Lease, prorated as of the Date of Taking; (d) to the extent the Award is not payable to the beneficiary or mortgagee of a deed of trust or mortgage affecting the Premises, Tenant shall receive from the Award those portions of the Award attributable to trade fixtures of Tenant, moving expenses and Tenant’s loss of goodwill, if any; and (e) the remainder of the Award shall be paid to and be the property of Landlord.
          16.4 Partial Taking. In the event of a Partial Taking during the Lease Term: (a) the rights of Tenant under the Lease and the leasehold estate of Tenant in and to the portion of the Premises taken shall cease and terminate as of the Date of Taking; (b) from and after the Date of Taking the Rent shall be an amount equal to the product obtained by multiplying the then current Rent by the quotient obtained by dividing the fair market value of the Premises immediately after the Taking by the fair market value of the Premises immediately prior to the Taking; (c) to the extent the Award is not payable to the beneficiary or mortgagee of a deed of trust or mortgage affecting the Premises, Tenant shall receive from the Award the portions of the Award attributable to trade fixtures of Tenant; and (d) the remainder of the Award shall be paid to and be the property of Landlord. Each party waives the provisions of California Code of Civil Procedure Section 1265.130 allowing either party to petition the Superior Court to terminate this Lease in the event of a Partial Taking.
     17. Liens.
          17.1 Premises to Be Free of Liens. Tenant shall pay for all labor and services performed for, and all materials used by or furnished to Tenant, Tenant’s agents, or any contractor employed by Tenant with respect to the Premises. Tenant shall indemnify, defend and hold Landlord harmless from and keep the Premises and Common Area free from any liens, claims, demands, encumbrances, or judgments, including all costs, liabilities and attorneys’ fees with respect thereto, created or suffered by reason of any labor or services performed for, or materials used by or furnished to Tenant or Tenant’s agents or any contractor employed by Tenant with respect to the Premises. Landlord shall have the right, at all times, to post and keep posted on the Premises any notices permitted or required by law, or which Landlord shall deem proper, for the protection of Landlord and the Premises and Common Area, and any other party having an interest therein, from mechanics’ and materialmen’s liens, including without limitation a notice of nonresponsibility. In the event Tenant is required to post an improvement bond with a public agency in connection with any work performed by Tenant on or to the Premises, Tenant shall include Landlord as an additional obligee.
          17.2 Notice of Lien, Bond. Should any claims of lien be filed against, or any action be commenced affecting, the Premises, Tenant’s interest in the Premises or the Common Area, Tenant shall give Landlord notice of such lien or action within five (5) business days after Tenant receives notice of the filing of the lien or the commencement of the action. In the event that Tenant shall not, within twenty (20) days following the imposition of any such lien, cause such lien to be released of record by payment or posting of a proper bond, Landlord shall have, in addition to all other remedies provided herein and by law, the right, but not the obligation, to cause the same to be released by such means as Landlord shall deem proper, including payment of the claim giving rise to such lien or posting of a proper bond. All such sums paid by Landlord and all expenses incurred by Landlord in connection therewith, including attorneys’ fees and costs, shall be payable to Landlord by Tenant as Additional Rent on demand.
     18. Landlord’s Right of Access to Premises. Landlord reserves and shall have the right and Tenant and Tenant’s agents shall permit Landlord and Landlord’s agents to enter the Premises at any reasonable time for the purpose of (i) inspecting the Premises, (ii) performing Landlord’s maintenance and repair responsibilities set forth herein, (iii) posting notices of non- responsibility, (iv) placing upon the Premises at any time “For Sale” signs, (v) placing on the Premises ordinary “For Lease” signs at any time within six (6) months days prior to Lease Termination, or at any time a Default by Tenant exists and remains uncured, or at such other times as agreed to by Landlord and Tenant, (vi) protecting the Premises in the event of an emergency, and (vii) exhibiting the Premises to prospective purchasers, lenders or tenants. Landlord shall take reasonable steps to minimize any disruption to Tenant’s business or interference with Tenant’s use and enjoyment of the Premises in connection with Landlord’s entry into the Premises. Subject to the foregoing sentence, Tenant hereby waives any claims for damages for any injury or inconvenience to or interference with Tenant’s business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned by Landlord’s or Landlord’s agents’ entry into the Premises as permitted by this Paragraph 18 or any other provision of this Lease. Landlord consents to a representative of Tenant, at Tenant’s cost, accompanying Landlord or its representative during any entry onto the Premises, except in the case of any emergency if such an escort is not available. In the event of an emergency, Landlord shall have the right to use any and all means which Landlord may deem proper to gain access to the Premises. Any entry to the Premises by Landlord or Landlord’s agents in accordance with this Paragraph 18 or any other provision of this Lease shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of the Premises, or an eviction of Tenant from the Premises or any portion thereof nor give Tenant the right to abate the Rentals payable under this Lease.
     19. Landlord’s Right to Perform Tenant’s Covenants. Except as otherwise expressly provided herein, if Tenant shall at any time fail to make any payment or perform any other act required to be made or performed by Tenant under this Lease, Landlord may upon ten (10) days written notice to Tenant, but shall not be obligated to and without waiving or releasing Tenant from any obligation under this Lease, make such payment or perform such other act to the extent that Landlord may deem desirable, and in connection therewith, pay expenses and employ counsel. All sums so paid by Landlord and all penalties, interest and costs in connection therewith shall be due and payable by Tenant as Additional Rent upon demand.
     20. Lender Requirements.
          20.1 Subordination. This Lease, at Landlord’s option, shall be subject and subordinate to the lien of any mortgages or deeds of trust (including all advances thereunder,

renewals, replacements, modifications, supplements, consolidations, and extensions thereof) in any amount(s) whatsoever now or hereafter placed on or against or affecting the Premises and/or the real property comprising the Common Area or Landlord’s interest or estate therein, without the necessity of the execution and delivery of any further instruments on the part of Tenant to effectuate such subordination. If any mortgagee or beneficiary shall elect to have this Lease prior to the lien of its mortgage or deed of trust, and shall give written notice thereof to Tenant, this Lease shall be deemed prior to such mortgage or deed of trust, whether this Lease is dated prior or subsequent to the date of such mortgage or deed of trust or the date of the recording thereof. Promptly following the execution of this Lease, Landlord agrees to request in writing of the mortgagee or beneficiary under the existing deed of trust encumbering the Premises (the “Existing Lender”) that such Existing Lender execute and deliver to Landlord (for delivery to Tenant) a subordination, non-disturbance and attornment agreement, pursuant to which such Existing Lender agrees in writing that this Lease shall not be terminated in the event of any foreclosure or deed in lieu of foreclosure if Tenant is not in default under this Lease. Landlord shall not be in breach or default under this Lease if such Existing Lender will not execute and deliver such subordination, non-disturbance and attornment agreement, and the parties hereto acknowledge and agree that the effectiveness of this Lease is not conditioned upon receipt of such subordination, non-disturbance and attornment agreement from the Existing Lender.
          20.2 Subordination Agreements. Tenant shall execute and deliver without charge therefor, such further instruments evidencing subordination of this Lease to the lien of any mortgages or deeds of trust affecting the Premises and/or real property comprising the Common Area as may be required by Landlord within ten (10) days following Landlord’s request therefor; provided that such mortgagee or beneficiary under such mortgage or deed of trust agrees in writing that this Lease shall not be terminated in the event of any foreclosure or deed in lieu of foreclosure if Tenant is not in default under this Lease, and provided further than any subordination, nondisturbance agreement required by a mortgagee or beneficiary under a deed of trust shall be in such mortgagee’s or beneficiary’s standard form and reasonably approved by Tenant.
          20.3 Approval by Lenders. Tenant recognizes that the provisions of this Lease may be subject to the approval of any financial institution that may make a loan secured by a new or subsequent deed of trust or mortgage affecting the Premises and/or real property comprising the Common Area. If the financial institution should reasonably require, as a condition to such financing, any modifications of this Lease in order to protect its security interest in the Premises, including without limitation, modification of the provisions relating to damage to and/or condemnation of the Premises, Tenant agrees to execute the appropriate amendments; provided, however, that no modification shall substantially change the size, location or dimension of the Premises, increase the Rentals payable by Tenant hereunder or increase the obligations of Tenant hereunder. If Tenant unreasonably refuses to execute any such amendment, Landlord may, in Landlord’s discretion, terminate this Lease.
          20.4 Attornment. In the event of foreclosure or the exercise of the power of sale under any mortgage or deed of trust made by Landlord and covering the Premises and/or real property comprising the Common Area, Tenant shall attorn to the foreclosing lender and to the purchaser upon any such foreclosure or sale and recognize such lender or such purchaser as the Landlord under the Lease.
          20.5 Estoppel Certificates.
          (a) Delivery by Tenant. Tenant shall, within ten (10) days following request by Landlord therefor and without charge, execute and deliver to Landlord any and all documents, estoppel certificates, and current financial statements of Tenant reasonably requested by Landlord in connection with the sale or financing of the Premises and/or real property comprising the Common Area, or reasonably requested by any lender making a loan affecting the Premises and/or real property comprising the Common Area. Landlord may require that Tenant deliver to Landlord and/or such lender an estoppel certificate in the form of Exhibit F attached hereto and incorporated herein by this reference. Any such estoppel certificate may be conclusively relied upon by any prospective purchaser or encumbrancer of the Premises, and/or real property comprising the Common Area provided such party (or its affiliate) is named therein.
          (b) Nondelivery by Tenant. Tenant’s failure to deliver an estoppel certificate as required pursuant to Paragraph 20.5(a) above shall be conclusive upon Tenant that (i) this Lease is in full force and effect, without modification except as may be represented by Landlord and has not been assigned, (ii) there are now no uncured defaults in Landlord’s performance, (iii) no Rentals have been paid in advance except those that are set forth in this Lease, (iv) no beneficiary of any security instrument encumbering the Premises and/or real property comprising the Common Area shall be liable for the Security Deposit in the event of a foreclosure or sale under such security instrument (unless such beneficiary shall receives such Security Deposit), (v) the improvements to be constructed on the Premises by Landlord have been completed, and (vi) Tenant has entered into occupancy of the Premises on such date as may be represented by Landlord and is open and conducting business at the Premises. Tenant’s failure to deliver any financial statements, estoppel certificates or other documents as required pursuant to Paragraph 20.5(a) above shall be a Default by Tenant.
          20.6 Annual Financial Statements. If requested by a lender that has made a loan secured by a deed of trust or mortgage affecting the Premises and/or real property comprising the Common Area, Tenant shall deliver during the term of such loan an annual financial statement of Tenant reasonably required by lender, which financial statement shall be certified by Tenant and otherwise be in form and substance reasonably satisfactory to lender. All Tenant financial statements delivered to a lender pursuant to this section shall be further subject to and submitted in accordance with the provisions of Section 31.10 hereof. Landlord agrees to keep such financial statements of Tenant delivered to it confidential, except that Landlord may deliver such Tenant financial statements to any lender or prospective lender. Landlord shall request that any lender or prospective lender or prospective purchaser of the Premises to whom Landlord delivers such financial statements keep the same confidential and not disclose the same to any third parties except those who may be assisting such lender or prospective lender or purchaser in deciding whether to advance loan proceeds or purchase the Premises.

     21. Holding Over. This Lease shall terminate without further notice at the expiration of the Lease Term. Any holding over by Tenant after Lease Termination shall not constitute a renewal or extension of the Lease Term, nor give Tenant any rights in or to the Premises except as expressly provided in this Lease. Any holding over after Lease Termination with the consent of Landlord shall be construed to be a tenancy from month to month, at one hundred fifty percent (150%) of the monthly Rent for the month preceding Lease Termination in addition to all Additional Rent payable hereunder, and shall otherwise be on the terms and conditions herein specified insofar as applicable. If Tenant remains in possession of the Premises after Lease Termination without Landlord’s consent Tenant shall indemnify, defend and hold Landlord harmless from and against any loss, damage, expense, claim or liability resulting from Tenant’s failure to surrender the Premises, including without limitation, any claims made by any succeeding tenant based on delay in the availability of the Premises.
     22. Notices. Any notice required or desired to be given under this Lease shall be in writing, and all notices shall be given by personal delivery or mailing. All notices personally given on Tenant may be delivered to any person apparently in charge at the Premises, on any corporate officer of Tenant or agent for service of process designated by Tenant if Tenant is a corporation, or on any one signatory party if more than one party signs this Lease on behalf of Tenant; any notice so given shall be binding upon all signatory parties as if served upon each such party personally. Any notice given pursuant to this Paragraph 22 shall be deemed to have been given when personally delivered, or if mailed, when seventy-two (72) hours have elapsed from the time when such notice was deposited in the United States mail, certified or registered mail and postage prepaid, addressed to the party at the last address given for purposes of notice pursuant to the provisions of this Paragraph 22. At the date of execution of this Lease, the addresses of Landlord and Tenant are set forth in Paragraph 1.11 above.
     23. Attorneys’ Fees. In the event either party hereto shall bring any action or legal proceeding for damages for an alleged breach of any provision of this Lease, to recover Rentals, to enforce an indemnity defense or hold harmless obligation, to terminate the tenancy of the Premises, or to enforce, protect, interpret, or establish any term, condition, or covenant of this Lease or right or remedy of either party, the prevailing party shall be entitled to recover, as a part of such action or proceeding, reasonable attorneys’ fees and court costs, including attorneys’ fees and costs for appeal, as may be fixed by the court or jury.
     24. Assignment, Subletting and Hypothecation.
          24.1 In General. Tenant shall not voluntarily sell, assign or transfer all or any part of Tenant’s interest in this Lease or in the Premises or any part thereof, sublease all or any part of the Premises, or permit all or any part of the Premises to be used by any person or entity other than Tenant or Tenant’s employees, except as specifically provided in this Paragraph 24.
          24.2 Voluntary Assignment and Subletting.
          (a) Notice to Landlord. Tenant shall, by written notice, advise Landlord of Tenant’s desire on a stated date (which date shall not be less than thirty (30) days nor more than ninety (90) days after the date of Tenant’s notice) to assign this Lease or to sublet all or any part of the Premises for any part of the Lease Term. Subject to the provisions of Section 24.11 below, said notice shall constitute an offer to terminate the Lease or Tenant’s interest in the portion of the Premises specified pursuant to Paragraph 24.2(b) if the notice applies to a proposed assignment of the Lease or Tenant’s interest therein, a proposed sublease of all or any part of the Premises for more than fifty percent (50%) of the remainder of the Lease Term, or a proposed sublease of more than fifty percent (50%) of the Premises for any period. Tenant’s notice shall state the name, legal composition and address of the proposed assignee or subtenant, and Tenant shall provide the following information to Landlord with said notice: a true and complete copy of the proposed assignment agreement or sublease; a financial statement of the proposed assignee or subtenant (certified as true and correct by an officer or partner of the proposed assignee or subtenant) prepared in accordance with generally accepted accounting principles within one year prior to the proposed effective date of the assignment or sublease; the nature of the proposed assignee’s or subtenant’s business to be carried on in the Premises; the payments to be made or other consideration to be given on account of the assignment or sublease; a current financial statement of Tenant; and such other pertinent information as may be requested by Landlord, all in sufficient detail to enable Landlord to evaluate the proposed assignment or sublease and the prospective assignee or subtenant. Tenant’s notice shall not be deemed to have been served or given until such time as Tenant has provided Landlord with all information reasonably requested by Landlord pursuant to this Paragraph 24.2. Tenant shall immediately notify Landlord of any modification to the proposed terms of such assignment or sublease. Tenant may withdraw its notice at any time prior to exercise by Landlord, if applicable, of Landlord’s right to terminate as described in Paragraph 24.2(b).
          (b) Offer to Terminate. If Tenant notifies Landlord of its desire to assign this Lease or any interest herein, to sublet all or any part of the Premises for more than fifty percent (50%) of the remainder of the Lease Term, or to sublet more than fifty percent (50%) of the Premises for any period, Tenant’s notice shall constitute, subject to the provisions of Section 24.11 below, an offer to terminate this Lease or Tenant’s interest in the portion of the Premises specified and Landlord shall have the right, to be exercised by giving written notice to Tenant within thirty (30) days after receipt of Tenant’s notice, to terminate the Lease (i) entirely, in the event of a proposed assignment or a sublease of the entire Premises for the remainder of the Lease Term, (ii) as to the portion of the Premises which is the subject of a proposed sublease for more than fifty percent (50%) of the remainder of the Lease Term, or (iii) as to the portion of the Premises which is the subject of a proposed sublease of more than fifty percent (50%) of the Premises for any period, as specified in Tenant’s notice. If Tenant’s notice specifies all of the Premises and Landlord elects to terminate, this Lease shall terminate on the date stated in the notice given by Tenant pursuant to Paragraph 24.2(a), subject to any obligations which have accrued and are unfulfilled as of such date. If Tenant’s notice specifies less than all of the Premises and Landlord elects to terminate, this Lease shall terminate on the date stated with respect to that portion of the Premises, and Rent and all other costs and expenses payable by Tenant hereunder shall be adjusted pro rata, based upon the number of net leasable square feet retained by Tenant after the termination, compared to the total number of net leasable square feet in the entire Premises excluding any areas of the Premises designated in the proposed sublease for ingress and egress and common areas, if any. The Lease as so amended shall continue thereafter in full force and effect. Landlord and Tenant shall execute an amendment to this Lease specifying the new Premises, the adjusted Rent, a reasonable method for apportioning maintenance and operating obligations based on the multitenant nature of the Premises, and Tenant’s share of costs and expenses; provided, however, that failure by either party to execute such an amendment shall not affect the validity of this Lease.
          (c) Landlord’s Consent. If Landlord does not exercise its right to terminate pursuant to Paragraph 24.2(b) within thirty (30) days after receipt of Tenant’s notice or if a proposed assignment or sublease is not subject to the provisions of Paragraph 24.2(b), Landlord shall not unreasonably withhold its consent to the proposed assignment or subletting, on the terms and conditions specified in said notice. Without otherwise limiting the criteria upon which Landlord may withhold its consent to any proposed assignment or sublease, if Landlord withholds its consent where a Default by Tenant has occurred and is uncured, such withholding of consent shall be presumptively reasonable. Landlord and Tenant agree that fifty percent (50%) of any and all rent paid by an assignee or subtenant in excess of the Rentals required to be paid by Tenant under this Lease (prorated in the event of a sublease by Tenant to a third party or parties) less (i) brokerage fees paid by Tenant in connection with the applicable assignment or sublease, (ii) tenant improvement costs paid or incurred by Tenant in renovating or improving the Premises, or applicable portion thereof, in connection with the applicable assignment or sublease, and (iii) reasonable attorney’s fees paid or incurred by Tenant in connection with the applicable assignment or sublease, shall be paid directly to Landlord, as Additional Rent, at the time and place specified in this Lease. For the purposes of this Paragraph 24, the term “rent” shall include any consideration of any kind received, or to be received, by Tenant from an assignee or subtenant, if such sums are related to Tenant’s interest in this Lease or in the Premises, including, but not limited to key money, bonus money, and payments (in excess of the fair market value thereof) for Tenant’s assets, fixtures, trade fixtures, inventory, accounts, goodwill, equipment, furniture, general intangibles, and any capital stock or other equity ownership interest of Tenant. Any assignment or subletting without Landlord’s consent shall be voidable at Landlord’s option, and shall constitute a Default by Tenant. Landlord’s consent to any one assignment or sublease shall not constitute a waiver of the provisions of this Paragraph 24 as to any subsequent assignment or sublease nor a consent to any subsequent assignment or sublease; further, Landlord’s consent to an assignment or sublease shall not release Tenant from Tenant’s obligations under this Lease, and Tenant shall remain jointly and severally liable with the assignee or subtenant.
          (d) Assumption of Obligations. In the event Landlord consents to any assignment, such consent shall be conditioned upon the assignee expressly assuming and agreeing to be bound by each of Tenant’s covenants, agreements and obligations contained in this Lease, pursuant to a written assignment and assumption agreement in a form approved by Landlord. Landlord’s consent to any assignment or sublease shall be evidenced by Landlord’s signature on said assignment and assumption agreement or on said sublease or by a separate written consent. In the event Landlord consents to a proposed assignment or sublease, such assignment or sublease shall be valid and the assignee or subtenant shall have the right to take possession of the Premises only if an executed original of the assignment or sublease is delivered to Landlord, and such document contains the same terms and conditions as stated in

Tenant’s notice to Landlord given pursuant to Paragraph 24.2(a) above, except for any such modifications to which Landlord has consented in writing.
          24.3 Collection of Rent. Tenant hereby irrevocably gives to and confers upon Landlord, as security for Tenant’s obligations under this Lease, the right, power and authority to collect all rents from any assignee or subtenant of all or any part of the Premises as permitted by this Paragraph 24, or otherwise, and Landlord, as assignee of Tenant, or a receiver for Tenant appointed on Landlord’s application, may collect such rent and apply it toward Tenant’s obligations under this Lease; provided, however, that until the occurrence of any Default by Tenant or except as provided by the provisions of Paragraph 24.2(c) above, Tenant shall have the right to collect such rent. Upon the occurrence of any Default by Tenant, Landlord may at any time without notice in Landlord’s own name sue for or otherwise collect such rent, including rent past due and unpaid, and apply the same, less costs and expenses of operation and collection, including reasonable attorneys’ fees, toward Tenant’s obligations under this Lease. Landlord’s collection of such rents shall not constitute an acceptance by Landlord of attornment by such subtenants; in the event of a Default by Tenant, Landlord shall have all rights provided by this Lease and by law, and Landlord may, upon re-entry and taking possession of the Premises, eject all parties in possession or eject some and not others, or eject none, as Landlord shall determine in Landlord’s sole discretion.
          24.4 No Bonus Value. It is the intent of the parties hereto that this Lease shall confer upon Tenant only the right to use and occupy the Premises, and to exercise such other rights as are conferred upon Tenant by this Lease. The parties agree that, except to the extent provided in Paragraph 24.2(c) above in which Landlord agrees to split equally rents paid to Tenant in excess of the Rentals required to be paid by Tenant under this Lease (prorated in the event of a sublease by Tenant to a third party or parties) less (i) brokerage fees paid by Tenant in connection with the applicable assignment or sublease, (ii) tenant improvement costs paid or incurred by Tenant in renovating or improving the Premises, or applicable portion thereof, in connection with the applicable assignment or sublease, and (iii) reasonable attorney’s fees paid or incurred by Tenant in connection with the applicable assignment or sublease, this Lease is not intended to have a bonus value, nor to serve as a vehicle whereby Tenant may profit by a future assignment or sublease of this Lease or the right to use or occupy the Premises as a result of any favorable terms contained herein or any future changes in the market for leased space. It is the intent of the parties that any such bonus value that may attach to this Lease shall be and remain, subject to the provisions of Paragraph 24.2(c), the exclusive property of Landlord.
          24.5 Corporations and Partnerships. If Tenant is a partnership, any withdrawal or substitution (whether voluntary, involuntary, or by operation of law and whether occurring at one time or over a period of time) of any partner(s) owning fifty percent (50%) or more (cumulatively) of the partnership, any assignment(s) of fifty percent (50%) or more (cumulatively) of any interest in the capital or profits of the partnership, or the dissolution of the partnership shall be deemed an assignment of this Lease requiring the prior written consent of Landlord. Subject to the provisions of the immediately following paragraph, if Tenant is a corporation, any dissolution, merger, consolidation or other reorganization of Tenant, any sale or transfer (or cumulative sales or transfers) of the capital stock of Tenant in excess of fifty percent (50%), or any sale (or cumulative sales) of all of the assets of Tenant shall be deemed an assignment of this Lease requiring the prior written consent of Landlord. Any such withdrawal or substitution of partners or assignment of any interest in or dissolution of a partnership tenant, and any such sale of stock or assets of a corporate tenant without the prior written consent of Landlord shall be a Default by Tenant hereunder. The foregoing notwithstanding, the sale or transfer of any or all of the capital stock of a corporation, the capital stock of which is now or hereafter becomes publicly traded, shall not be deemed an assignment of this Lease.
     Notwithstanding anything contained in this Paragraph 24.5 above to the contrary, Tenant may enter into any of the following transfers (each, a “Permitted Transfer”) without obtaining Landlord’s consent (but Tenant shall give Landlord written notice of such Permitted Transfer either prior to or promptly following the effective date of such Permitted Transfer): (i) a sublease or assignment to any entity which controls, is controlled by or is under common control with Tenant; (ii) a successor corporation related to Tenant by merger, consolidation, non-bankruptcy reorganization or government action; or (iii) a purchaser of substantially all of Tenant’s assets located at the Premises, provided that in either of the latter two instances the successor or purchaser has a net worth not less than the net worth of Tenant at the time that Tenant executes this Lease. Notwithstanding that a Permitted Transfer is made, Tenant shall not be released from any of its obligations under this Lease and such purchaser, successor or transferee described in clause (i), (ii) or (iii) of the immediately preceding sentence, as the case may be, shall be required to assume all of Tenant’s obligations hereunder as a condition to such transfer being permitted without Landlord’s consent. Landlord’s termination right set forth in Paragraph 24.2(b) above and Landlord’s right to receive fifty percent of the bonus rent as set forth in Paragraph 24.2(c) above shall not apply to a Permitted Transfer.
          24.6 Reasonable Provisions. Tenant expressly agrees that the provisions of this Paragraph 24 are not unreasonable standards or conditions for purposes of Section 1951.4(b)(2) of the California Civil Code, as amended from time to time, under bankruptcy laws, or for any other purpose.
          24.7 Attorney’s Fees. Tenant shall pay, as Additional Rent, Landlord’s reasonable attorneys’ fees (not to exceed $1,000 per request) for reviewing, investigating, processing and/or documenting any requested assignment or sublease, whether or not Landlord’s consent is granted.
          24.8 Involuntary Transfer. No interest of Tenant in this Lease shall be assignable, involuntarily or by operation of law, including, without limitation, the transfer of this Lease by testacy or intestacy. Each of the following acts shall be considered an involuntary assignment:
          (a) If Tenant is or becomes bankrupt or insolvent, makes an assignment for the benefit of creditors, or a proceeding under any bankruptcy law is instituted in which Tenant is the bankrupt; or, if Tenant is a partnership or consists of more than one person or entity, if any partner of the partnership or other person or entity is or becomes bankrupt or insolvent, or makes an assignment for the benefit of creditors;

          (b) Levy of a writ of attachment or execution on this Lease;
          (c) Appointment of a receiver with authority to take possession of the Premises in any proceeding or action to which Tenant is a party; or
          (d) Foreclosure of any lien affecting Tenant’s interest in the Premises, which lien was not consented to by Landlord pursuant to Paragraph 24.9. An involuntary assignment shall constitute a Default by Tenant and Landlord shall have the right to terminate this Lease, in which case this Lease shall not be treated as an asset of Tenant. In the event the Lease is not terminated, the provisions of Paragraph 24.2(c) regarding rents paid by an assignee or subtenant and Paragraph 24.4 shall apply. If a writ of attachment or execution is levied on this Lease, or if any involuntary proceeding in bankruptcy is brought against Tenant or a receiver is appointed, Tenant shall have sixty (60) days in which to cause the attachment or execution to be removed, the involuntary proceeding dismissed, or the receiver removed.
          24.9 Hypothecation. Tenant shall not hypothecate, mortgage or encumber Tenant’s interest in this Lease or in the Premises or otherwise use this Lease as a security device in any manner without the consent of Landlord, which consent Landlord may withhold in its sole and absolute discretion. Consent by Landlord to any such hypothecation or creation of a lien or mortgage shall not constitute consent to an assignment or other transfer of this Lease following foreclosure of any permitted lien or mortgage.
          24.10 Binding on Successors. The provisions of this Paragraph 24 expressly apply to all heirs, successors, sublessees, assignees and transferees of Tenant.
          24.11 Contemplated Subleasing During First Two Years of Lease Term. Landlord acknowledges that Tenant contemplates trying to sublease not more than fifteen thousand (15,000) square feet of the Premises in the aggregate during the first two (2) years of the Lease Term. Anything in Paragraph 24 of this Lease to the contrary notwithstanding, Landlord agrees that Landlord’s termination right set forth in Paragraph 24.2(b) above and Landlord’s right to receive fifty percent of the bonus rent as set forth in Paragraph 24.2(c) above shall not be applicable to any sublease(s) entered into by Tenant with respect to less than fifteen thousand square feet of the Premises (in any one sublease transaction or in the aggregate based on multiple transactions) during the first two (2) years of the Lease Term.
     25. Hazardous Materials.
          25.1 Permitted Materials. Notwithstanding Paragraph 6.4 of the Lease, Tenant may use, keep and store in the Premises those Hazardous Materials listed on Exhibit “D” attached hereto, and such other Hazardous Materials which may be approved by Landlord from time to time in Landlord’s reasonable discretion, in such quantities and volumes as are necessary to conduct Tenant’s business in the Premises (“Permitted Materials”). Permitted Materials shall be used, kept, stored, disposed of, removed, and transported in strict compliance with all laws, ordinances, regulations, rules, orders, and policies of any federal, state, county, municipal, or other governmental authority (collectively, “Governmental Authority”) having jurisdiction over

Hazardous Materials (“Environmental Laws”). Upon Landlord’s written request, Tenant shall provide Landlord with an updated list of all Permitted Materials used, kept, or stored in the Premises. Tenant shall promptly comply with any law, ordinance, or regulation of any Governmental Authority requiring modifications to the Premises or the improvements thereon that are intended to protect the Premises and the environment against the release of Hazardous Materials. Tenant shall obtain all necessary permits from applicable Governmental Authorities required to maintain the Permitted Materials and shall furnish Landlord with copies of such permits or any plans, reports or other material required to be filed with any Governmental Authority relating to the use of the Permitted Materials. Upon the expiration or sooner termination of this Lease, Tenant covenants to remove from the Premises or Common Area, at its sole cost and expense, any and all Hazardous Materials then located on or about the Premises or Common Area due to a Release of Hazardous Materials by Tenant or Tenant’s agents.
     Tenant and Tenant’s agents shall not release or dispose, or allow the release or disposal, of any Hazardous Materials, including Permitted Materials, in, on, under, or in the vicinity of the Premises; provided, however, that Tenant shall dispose, remove and transport from the Premises and Common Area any and all Permitted Materials in accordance with all Environmental Laws. Tenant shall immediately notify Landlord of any inquiry, test, investigation, or enforcement proceeding by or against Tenant or the Premises or Common Area concerning Hazardous Materials. Tenant acknowledges that Landlord shall have the right, but not the obligation, in Landlord’s own name, to negotiate, contest, defend, and approve, at Tenant’s expense, any action taken or threatened or order issued by a Governmental Authority with regard to Tenant’s Release of Hazardous Materials on the Premises or Common Area. Tenant shall, within five (5) days after receipt by Tenant, submit to Landlord copies of all inquiries, test and investigation results, and enforcement proceedings described above and copies of all reports and responses thereto prepared by or on behalf of Tenant. In connection with the transportation of any Hazardous Materials to or from the Premises, Tenant shall list itself as the transporter and generator.
          25.2 Landlord’s Inspection Rights. Landlord shall have the right, upon reasonable advance notice to Tenant, to inspect, investigate, sample and/or monitor the Premises and Common Area, including any soil, water, groundwater, or other sampling to the extent reasonably necessary to determine whether Tenant is complying with the terms of this Lease with respect to Hazardous Materials. In connection therewith, Tenant shall provide Landlord with reasonable access to all portions of the Premises; provided, however, that Landlord shall avoid any unreasonable interference with the operation of Tenant’s business on the Premises. All costs incurred by Landlord pursuant to this subparagraph 25.2 above shall be reimbursed by Tenant to Landlord within ten (10) days after Landlord’s demand for payment; provided, however, Tenant shall not be obligated to reimburse Landlord for any costs Landlord incurs in inspecting, investigating, sampling or monitoring the groundwater under the Premises or Common Area unless Landlord has reasonable grounds to believe that Tenant has exacerbated such groundwater condition or to the extent such groundwater condition has been exacerbated as a result of the acts of Tenant or any of its agents, employees, contractors, consultants, subtenants, licensees or invitees. If Tenant fails to perform or does not commence and thereafter diligently prosecute any obligation to be performed by Tenant under this Lease with respect to Hazardous Materials within sixty (60) days after the date of Tenant’s receipt of Landlord’s written notice of the obligation to be performed, Landlord shall have the right, but not the obligation, without limitation upon any of Landlord’s other rights or remedies under this Lease or at law or in equity, to enter upon the Premises and perform Tenant’s obligations hereunder at Tenant’s expense. All sums reasonably disbursed, deposited, or incurred by Landlord in connection with the performance of such obligation, including, but not limited to, all costs, expenses, and actual attorneys’ fees, shall be due and payable by Tenant to Landlord as an item of additional rent on demand by Landlord, together with interest thereon at the maximum rate allowed by law from the date of such demand until paid by Tenant.
          25.3 Investigation and Remediation. If any investigation of the Premises or Common Area reveals the presence of a Hazardous Material that was listed in Tenant’s list of Permitted Materials, or any supplement or amendment thereto, or which was used by Tenant in the Premises but not listed on the list of Permitted Materials and was not present on the Premises (or applicable portion thereof) or the Common Area prior to the Commencement Date or at the time Tenant took possession of such applicable portion of the Premises, then Tenant shall have the burden of proving that Tenant is not responsible for the presence of such Hazardous Materials in the Premises and/or Common Area. In such event, Tenant shall cause its environmental consultant, which consultant shall be subject to the prior written approval of Landlord, which approval shall not be unreasonably withheld, to promptly investigate the lateral and vertical extent of the Hazardous Materials contamination. Within sixty (60) days after completion of such investigation, Tenant shall also prepare and submit to Landlord or within such period commence to prepare and thereafter diligently complete and submit to Landlord a comprehensive plan specifying the actions to be taken by Tenant to remediate the Hazardous Materials to levels permitted by applicable Environmental Laws (“Remediation Plan”). Any Remediation Plan shall be subject to the prior written approval of Landlord, which approval shall not be unreasonably withheld or delayed. Within thirty (30) days after Landlord’s approval of the Remediation Plan, Tenant shall commence and diligently prosecute to completion all such actions necessary to remediate the Hazardous Materials in accordance with the Remediation Plan. Any and all work performed pursuant to an Investigation Plan and/or Remediation Plan shall be performed at Tenant’s sole cost and expense.
          25.4 Tenant’s Indemnity. Tenant shall indemnify, defend, and hold Landlord and Landlord’s partners, employees, and agents harmless from and against any and all claims, actions, suits, proceedings, orders, judgments, losses, costs, damages, liabilities, or expenses (including, without limitation, attorneys’ fees and costs of investigation, remediation, and/or cleanup) arising in connection with any Hazardous Materials Released in, on, under, or in the vicinity of the Premises or the Common Area by Tenant or any of Tenant’s agents, or any Hazardous Materials shipped thereto or therefrom, by Tenant or any of Tenant’s agents including, without limitation, (a) the investigation or remediation of Hazardous Materials Released by Tenant or Tenant’s agents in, on, or under the Premises or Common Area and the removal, transportation, and disposal of contaminated building materials, soils and/or groundwater arising from the remediation of such contamination, whether voluntary or required by any Governmental Authority; (b) ongoing monitoring of any Hazardous Materials contamination in, on, or under the Premises or Common Area, whether voluntary or required by any Governmental Authority; (c) the migration of any Hazardous Materials contamination to nearby properties, (d) personal injury, death, or property damage arising out of the presence of the Hazardous Materials contamination in, on, or under the Premises or Common Area; (e) damage to or loss of use of the Premises or Common Area or the environment or diminution in value of the Premises or Common Area; and (f) fines, penalties, or other assessments levied against the Premises or Common Area or Landlord as a result of the presence of the Hazardous Materials contamination. The foregoing indemnity shall run to the benefit of Landlord, its partners, directors, officers, employees, agents, and successors and assigns, any existing or future lender who extends credit to Landlord, or its successors and assigns, which credit is secured by a mortgage or deed of trust on the Premises, any person or entity who acquires the interest of Landlord in the Premises (except Tenant), and any person who acquires a lender’s interest in the Premises, either through foreclosure, deed in lieu of foreclosure, or exercise of any rights or remedies under the documents governing a loan or extension of credit.
          25.5 Assignment and Subletting. It shall be presumptively reasonable for Landlord to withhold its consent to any proposed assignment or subletting if the proposed assignee or subtenant’s use of the Premises would require the storage, use, handling, generation, disposal or transportation of Hazardous Materials other than the Permitted Materials unless such assignee or subtenant submits to Landlord, prior to occupancy, a list of Permitted Materials, which list shall be subject to the reasonable approval of Landlord.
          25.6 Disclosures by Landlord. Landlord discloses to Tenant that, pursuant to an Order or Orders imposed by the California Regional Water Quality Control Board, certain remedial action has been undertaken or is being undertaken in connection with certain portions of the Common Area or soils or groundwater underlying such Common Area. The terms and conditions of that certain Covenant to Restrict Use of Property executed by RREEF USA FUND-III, a California Group Trust, and the California Regional Water Quality Control Board, recorded December 30, 1991, concerning the remedial action referred to above is incorporated herein by reference. This recorded document affects that property at 3050 Coronado Drive and the parking lot adjacent thereto. Tenant hereby acknowledges that Landlord has delivered or made available to Tenant, without representation as to accuracy or completeness, those certain environmental reports or studies referred to in Exhibit “E” attached hereto. Landlord hereby acknowledges and agrees that Tenant shall not be liable to Landlord for the clean up or remediation of, or cost to clean up or remediate, any Hazardous Materials existing on, in or under the Premises or the Common Area as of the Commencement Date of this Lease (unless Tenant or any of its agents caused or exacerbates the pre-existing environmental condition of the Premises or the Common Area).
          25.7 Environmental Assessments by Lender. Tenant shall permit any lender who has made or will make a loan secured by a deed of trust or mortgage affecting the Premises and/or real property comprising the Common Area, and/or such lender’s agents, employees and consultants, to enter onto the Premises and/or the real property comprising the Common Area at reasonable times and with reasonable notice to Tenant in order to perform and/or cause to perform environmental testing and/or site assessments of such property, including, without limitation, Phase II environmental assessments, to the extent permitted under the deed or trust or mortgage and/or under any other loan documents executed in connection with such deed of trust or mortgage, provided that the performance and conduct of such environmental testing assessments shall not unreasonably interfere with Tenant’s possession of the Premises or otherwise impede the conduct of Tenant’s operations on the Premises and/or the real property comprising the Common Area.
          25.8 Survival. The provisions of this Paragraph 25 shall survive any termination of the Lease.
     26. Successors. Subject to the provisions of Paragraph 24 above and Paragraph 31.2(a) below, the covenants, conditions, and agreements contained in this Lease shall be binding on the parties hereto and on their respective heirs, successors and assigns.
     27. Landlord Default; Mortgage Protection. Landlord shall not be in default under this Lease unless Tenant shall have given Landlord written notice of the breach and, within thirty (30) days after notice, Landlord has not cured the breach or, if the breach is such that it cannot reasonably be cured under the circumstances within thirty (30) days, has not commenced diligently to prosecute the cure to completion. Any money judgment obtained by Tenant based upon Landlord’s breach of this Lease shall be satisfied only out of the proceeds of the sale or disposition of Landlord’s interest in the Premises (whether by Landlord or by execution of judgment). In the event of any default on the part of Landlord under this Lease, Tenant shall give notice by registered or certified mail to any beneficiary of a deed of trust or any mortgagee of a mortgage affecting the Premises and/or the real property comprising the Common Area whose address shall have been furnished to Tenant, and shall offer such beneficiary or mortgagee a reasonable opportunity to cure the default, including time to obtain possession of the Premises by power of sale or judicial foreclosure, if such should prove necessary to effect a cure.
     28. Exhibits. All exhibits attached to this Lease shall be deemed to be incorporated herein by the individual reference to each such exhibit, and all such exhibits shall be deemed to be a part of this Lease as though set forth in full in the body of the Lease.
     29. Surrender of Lease Not Merger. The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work a merger and shall, at the option of Landlord, terminate all or any existing subleases or subtenants, or may, at the option of Landlord, operate as an assignment to Landlord of any or all such subleases or subtenants. As provided in Paragraph 2.2 above, the Sublease to which Landlord, as sublessor, and Tenant, as sublessee are currently parties shall terminate as of December 31, 2001 (except that all of Tenant’s obligations under the Sublease accruing prior to January 1, 2002 shall survive the termination of such Sublease).
     30. Waiver. The waiver by Landlord of any breach of any term, covenant or condition herein contained (or the acceptance by Landlord of any performance by Tenant after the time the same shall become due) shall not be deemed to be a waiver of such term, covenant or condition or any subsequent breach thereof or of any other term, covenant or condition herein contained, unless otherwise expressly agreed to by Landlord in writing. The acceptance by Landlord of any sum less than that which is required to be paid by Tenant shall be deemed to have been received only on account of the obligation for which it is paid (or for which it is allocated by Landlord, in Landlord’s absolute discretion, if Tenant does not designate the obligation as to which the payment should be credited), and shall not be deemed an accord and satisfaction notwithstanding any provisions to the contrary written on any check or contained in any letter of transmittal. The acceptance by Landlord of any sum tendered by a purported assignee or transferee of Tenant shall not be deemed a consent by Landlord to any assignment or transfer of Tenant’s interest herein. No custom or practice which may arise between the parties hereto in the administration of the terms of this Lease shall be construed as a waiver or diminution of Landlord’s right to demand performance by Tenant in strict accordance with the terms of this Lease.
     31. General.
          31.1 Captions and Headings. The captions and paragraph headings used in this Lease are for convenience of reference only. They shall not be construed to limit or extend the meaning of any part of this Lease, and shall not be deemed relevant in resolving any question of interpretation or construction of any paragraph of this Lease.
          31.2 Definitions.
          (a) Landlord. The term Landlord as used in this Lease, so far as the covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only the owner at the time in question of the fee title to the Premises. In the event of any transfer(s) of such interest, the Landlord herein named (and in case of any subsequent transfers or conveyances, the then grantor) shall have no further liability under this Lease to Tenant except as to matters of liability which have accrued and are unsatisfied as of the date of such transfer, it being intended that the covenants and obligations contained in this Lease on the part of Landlord shall be binding on Landlord and its successors and assigns only during and in respect of their respective periods of ownership of the fee; provided that any funds in the possession of Landlord or the then grantor and as to which Tenant has an interest, less any deductions permitted by law or this Lease, shall be turned over to the grantee. The covenants and obligations contained in this Lease on the part of Landlord shall, subject to the provisions of this Paragraph 31.2(a), be binding upon each Landlord and such Landlord’s heirs, personal representatives, successors and assigns only during its respective period of ownership. Except as provided in this Paragraph 31.2(a), this Lease shall not be affected by any transfer of Landlord’s interest in the Premises, and Tenant shall attorn to any transferee of Landlord provided that all of Landlord’s obligations hereunder are assumed in writing by such transferee.
          (b) Agents. For purposes of this Lease and without otherwise affecting the definition of the word “agent” or the meaning of an “agency”, the term “agents” shall be deemed to include the agents, employees, officers, directors, servants, invitees, contractors, successors, representatives subcontractors, guests, customers, suppliers, partners, affiliated companies, and any other person or entity related in any way to the respective party, Tenant or Landlord.

          (c) Interpretation of Terms. The words “Landlord” and “Tenant” as used herein shall include the plural as well as the singular. Words in the neuter gender include the masculine and feminine and words in the masculine or feminine gender include the neuter.
          31.3 Copies. Any executed copy of this Lease shall be deemed an original for all purposes.
          31.4 Time of Essence. Time is of the essence as to each and every provision in this Lease requiring performance within a specified time, except as to the conditions relating to the delivery of possession of the Premises to Tenant.
          31.5 Severability. In case any one or more of the provisions contained herein shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Lease, but this Lease shall be construed as if such invalid, illegal or unenforceable provision had not been contained herein. However, if Tenant’s obligation to pay the Rentals is determined to be invalid or unenforceable, this Lease at the option of Landlord shall terminate.
          31.6 Governing Law. This Lease shall be construed and enforced in accordance with the laws of the State of California.
          31.7 Joint and Several Liability. If Tenant is more than one person or entity, each such person or entity shall be jointly and severally liable for the obligations of Tenant hereunder. If Tenant is a husband and wife, the obligations hereunder shall extend to their sole and separate property as well as community property.
          31.8 Construction of Lease Provisions. Although printed provisions of this Lease were prepared by Landlord, this Lease shall not be construed either for or against Tenant or Landlord, but shall be construed in accordance with the general tenor of the language to reach a fair and equitable result.
          31.9 Conditions. All agreements by Tenant contained in this Lease, whether expressed as covenants or conditions, shall be construed to be both covenants and conditions.
          31.10 Tenant’s Financial Statements. Tenant hereby warrants that all financial statements delivered by Tenant to Landlord are true, correct, and complete, and prepared in accordance with generally accepted accounting principles. Tenant acknowledges and agrees that Landlord is relying on such financial statements in accepting this Lease, and that a breach of Tenant’s warranty as to such financial statements shall constitute a Default by Tenant.
          31.11 Withholding of Landlord’s Consent Notwithstanding any other provision of this Lease, where Tenant is required to obtain the consent (whether written or oral) of Landlord to do any act, or to refrain from the performance of any act, Tenant agrees that if Tenant is in default with respect to any term, condition, covenant or provision of this Lease, then Landlord shall be deemed to have acted reasonably in withholding its consent if said consent is, in fact, withheld.
     32. Signs. Tenant shall not place or permit to be placed any sign or decoration on the Common Area or the exterior of the Premises or that would be visible from the exterior of the Premises, without the prior written consent of Landlord, which consent may be withheld in Landlord’s absolute discretion. In no event shall any such sign revolve, rotate, move or create the illusion of revolving, rotating or moving or be internally illuminated and there shall be no exterior spotlighting or other illumination on any such sign. Tenant, upon written notice by Landlord, shall immediately remove any of Tenant’s signs or decorations that are visible from the exterior of the Premises or that Tenant has placed or permitted to be placed on the Common Area or the exterior of the Premises without the prior written consent of Landlord. If Tenant fails to so remove such sign or decoration within five (5) days after Landlord’s written notice, Landlord may enter the Premises and remove such sign or decoration and Tenant shall pay Landlord, as Additional Rent upon demand, the cost of such removal. All signs placed on the Premises or Common Area by Tenant shall comply with all recorded documents affecting the Premises, including but not limited to any Declaration of Conditions, Covenants and Restrictions (as the same may be amended from time to time); and applicable statutes, ordinances, rules and regulations of governmental agencies having jurisdiction thereof. At Landlord’s option, Tenant shall at Lease Termination remove any sign which it has placed on the Premises or the Common Area, and shall, at its sole cost, repair any damage caused by the installation or removal of such sign.
     33. Landlord as Party Defendant. If, by reason of any act or omission by Tenant or Tenant’s agents, Landlord is made a party defendant concerning this Lease, the Premises, or the Common Area, Tenant shall indemnify Landlord against all liability incurred (or threatened against) Landlord as a party defendant, including all damages, costs and attorneys’ fees.
     34. Landlord Not a Trustee. Landlord shall not be deemed to be a trustee of any funds paid to Landlord by Tenant (or held by Landlord for Tenant) pursuant to this Lease, including without limitation the Security Deposit. Landlord shall not be required to keep any such funds separate from Landlord’s general funds. Any funds held by Landlord pursuant to this Lease shall not bear interest.
     35. Interest. Any payment due from Tenant to Landlord, except for Rent or Additional Rent received by Landlord within thirty (30) days after the same is due, shall bear interest from the date due until paid, at an annual rate equal to the greater of: ten percent (10%); or five percent (5%) plus the rate established by the Federal Reserve Bank of San Francisco, as of the twenty-fifth (25th) day of the month immediately preceding the due date, on advances to member banks under Sections 13 and 13(a) of the Federal Reserve Act, as now in effect or hereafter from time to time amended. In addition, Tenant shall pay all reasonable costs and attorneys’ fees incurred by Landlord in the collection of such amounts.
     36. Surrender of Premises. On the last day of the Lease Term or upon the sooner termination of this Lease, Tenant shall, to the reasonable satisfaction of Landlord, surrender the

Premises to Landlord in good condition (reasonable wear and tear excepted) with all originally painted interior walls washed, or re-painted if marked or damaged and other interior walls cleaned and repaired or replaced, all carpets cleaned and in good condition, the air conditioning, ventilating and heating equipment inspected, serviced and repaired by a reputable and licensed service firm (unless Landlord has elected to maintain heating and air conditioning systems pursuant to Paragraph 10.1 above), and all floors cleaned and waxed. Tenant shall remove all of Tenant’s personal property and trade fixtures from the Premises (but not Tenant’s Alterations not required by Landlord to be removed pursuant to Paragraph 13.2), and all property not so removed shall be deemed abandoned by Tenant. Furthermore, Tenant shall immediately repair all damage to the Premises and Common Area caused by any such removal. If the Premises are not so surrendered at Lease Termination, Tenant shall indemnify, defend and hold Landlord harmless from and against any loss, damage, expense, claim or liability resulting from delay by Tenant in so surrendering the Premises including, without limitation, any claims made by any succeeding tenant or losses to Landlord due to lost opportunities to lease to succeeding tenants.
     37. No Partnership or Joint Venture. Nothing in this Lease shall be construed as creating a partnership or joint venture between Landlord, Tenant, or any other party, or cause Landlord to be responsible for the debts or obligations of Tenant or any other party.
     38. Entire Agreement. Any agreements, warranties, or representations not expressly contained herein shall in no way bind either Landlord or Tenant, and Landlord and Tenant expressly waive all claims for damages by reason of any statement, representation, warranty, promise or agreement, if any, not contained in this Lease. This Lease supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, whether written or oral, between Landlord and its agents and Tenant and its agents with respect to the Premises, Common Area or this Lease. This Lease constitutes the entire agreement between the parties hereto and no addition to, or modification of, any term or provision of this Lease shall be effective until and unless set forth in a written instrument signed by both Landlord and Tenant.
     39. Submission of Lease. Submission of this instrument for Tenant’s examination or execution does not constitute a reservation of space nor an option to lease. This instrument shall not be effective until executed by both Landlord and Tenant. Execution of this Lease by Tenant shall constitute an offer by Tenant to lease the Premises, which offer shall be deemed accepted by Landlord when this Lease is executed by Landlord and delivered to Tenant.
     40. Quiet Enjoyment. Landlord covenants and agrees with Tenant that upon Tenant paying Rentals and performing its covenants and conditions under the Lease, Tenant shall and may peaceably and quietly have, hold and enjoy the Premises for the Lease Term, subject, however, to the terms of this Lease and of any mortgages or deeds of trust affecting the Premises and/or the real property comprising the Common Area, and the rights reserved by Landlord hereunder. Any purchaser upon any foreclosure or exercise of the power of sale under any mortgage or deed of trust made by Landlord and covering the Premises to whom Tenant attorns pursuant to Paragraph 20.4 above shall be bound by the terms of this Paragraph 40.

     41. Authority. The undersigned parties hereby warrant that they have proper authority and are empowered to execute this Lease on behalf of the Landlord and Tenant, respectively. If Tenant is a corporation (or partnership), each individual executing this Lease on behalf of said corporation (or partnership) represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of said corporation in accordance with a duly adopted resolution of the Board of Directors of said corporation or in accordance with the by-laws of said corporation (or on behalf of said partnership in accordance with the partnership agreement of such partnership), and that this Lease is binding upon said corporation (or partnership) in accordance with its terms. If Tenant is a corporation, Tenant shall upon execution of this Lease, deliver to Landlord a certified copy of the resolution of the Board of Directors of said corporation authorizing or ratifying the execution of this Lease. In the event Tenant should fail to deliver such resolution to Landlord upon execution of this Lease, Landlord shall not be deemed to have waived its right to require delivery of such resolution, and at any time during the Lease Term Landlord may request Tenant to deliver the same, and Tenant agrees it shall thereafter promptly deliver such resolution to Landlord. If Tenant is a corporation, Tenant warrants that:
          (a) Tenant is a valid and existing corporation;
          (b) Tenant is qualified to do business in California;
          (c) All fees and all franchise and corporate taxes are paid to date, and will be paid when due;
          (d) All required forms and reports will be filed when due; and
          (e) The signers of this Lease are properly authorized to execute this Lease.
     42. Building Plans. Tenant acknowledges that any plan of the Premises and Common Area which may have been displayed or furnished to Tenant or which may be a part of Exhibit “A” is tentative; Landlord may change the exterior of the Premises and the shape, size, location, number, and extent of the Common Area improvements shown on any such plan and eliminate or add any improvements to the Common Area in Landlord’s sole discretion; provided, however, that the Premises shall be substantially as shown on such plan.
(signature page follows)

     IN WITNESS WHEREOF, the parties have executed this Lease effective as of the date set forth below.

LANDLORD:		TENANT:

SI HAHN LLC,		MELLANOX TECHNOLOGIES, INC.,
a California limited liability company		A California corporation

By:	/s/ Sang Hahn	By:	/s/ E. Waldman
	SangHahn	Title:	CEO
Title:	Manager

By:

Title:

DATE:	JAN. 23, 2002	DATE	1-22-02

EXHIBITS

A.	Site Plan	Paragraph 1.4	(Premises shown cross-hatched and Common Area outlined in red pursuant to Paragraph 2.1)

B.	Legal Description		Paragraph 2.1

C.	Intentionally
Omitted

D.	List of Permitted
	Hazardous Materials		Paragraph 25

E.	List of
Environmental
	Reports		Paragraph 25.6

F.	Form of Estoppel
	Certificate		Paragraph 20.5

EXHIBIT A
CORONADO/STENDER
BUSINESS PARK

CORONADO DRIVE
STENDER WAY
CENTRAL EXPRESSWAY
ELECTROGLAS
DUPONT
DUPONT
the Building

EXHIBIT B
Order No. 516606
LEGAL DESCRIPTION
REAL PROPERTY in the City of Santa Clara. County of Santa Clara. State of California, described as follows:
PARCEL ONE:
“Pcl One”, so designated and delineated on the Parcel Map recorded April 17, 1974 in Book 338 of Maps, page 29, Santa Clara County Records.
PARCEL TWO:
“Pcl Three” and “Pcl Four”, so designated and delineated on the Parcel Map recorded April 24, 1974 in Book 338 of Maps, page 50, Santa Clara County Records.
PARCEL THREE:
Parcel 1 as shown on that certain Parcel Map filed in the Office of the Recorder of the County of Santa Clara, State of California on June 28, 1985 in Book 666 of Maps, page(s) 46, 47 and 48.
PARCEL THREE-A:
PRIVATE ACCESS EASEMENT
An easement for ingress and egress, situate in the City of Santa Clara, across Parcel 2 for the benefit of Parcel 1, as said parcels are shown on the parcel map filed on June 28, 1985 in Book 666 of Maps at pages 46, 47 and 48, in the Office of the County Recorder of Santa Clara State of California, said easement being described as follows:
Beginning at the most Southeasterly corner of said Parcel 2; thence along the Southerly line of said Parcel 2, North 89’00’32’ West 220.01 feet thence leaving said Southerly line, North 00’58’28’ East 12.50 feet thence South 89’00’32’ East 220.01 feet to the Easterly line of said Parcel 2; thence along said Easterly line South 00’59’28’ West 12.50 feet to the point of beginning.
PARCEL THREE-B:
PRIVATE STORM DRAINAGE EASEMENT
An easement for storm drainage purposes, situate in the City of Santa Clara, in, under, on, over and across Parcel 2 for the benefit of Parcel 1, as said parcels are shown on the parcel map filed on June 28, 1985 in Book 666 of Maps at pages 46, 47 and 48, in the Office of the County Recorder of Santa Clara, States of California, said easement being described as follows:
(LEGAL DESCRIPTION CONTINUED NEXT PAGE)

Order No. 515806
LEGAL DESCRIPTION (Continued)
Commencing at the Southeasterly corner of said Parcel 2: thence along the Southerly line of said Parcel 2 North 89ú 00ú 28ú West 12.12 feet to the true point of beginning of this description; thence from said true point of beginning, along said Southerly line North 89ú 00ú 32ú West 4.55 feet; thence leaving said Southerly line North 74ú 38ú 58ú West 205.48 feet; thence North 15ú 21ú 01ú East 5.00 feet; thence South 74ú 38ú 59ú East 199.21 feet; thence North 07ú 11ú 08ú East 116.84 feet; thence South 89ú 00ú 32ú East 8.97 feet to the Easterly line of said Parcel 2: thence along said Easterly line South 00ú 58ú 28ú West 10.00 feet; thence leaving said Easterly line South 07ú 11ú 08ú West 112.32 feet to the true point of beginning.
PARCEL THREE—C:
PRIVATE SANITARY SEWER EASEMENT
An easement for sanitary sewer purposes, situate in the City of Santa Clara. In, under, on, ever and across Parcel 2 for the benefit of Parcel 1, as said parcels are shown on the parcel map filed on June 28, 1985. In Book 666 of Maps at pages 46, 47 and 48. In the Office of the County Recorder of Santa Clara, State of California said easement being described as follows:
The Easterly 10.00 feet of the Southerly 2.50 feet of said Parcel 2.
PARCEL THREE - D:
PRIVATE STORM DRAINAGE EASEMENT FOR SURFACE RUN-OFF
An easement for storm drainage purposes for surface run-off, situate in the City of Santa Clara across Parcel 2 for the benefit of Parcel, as said parcels are shown on the parcel map filed on June 28, 1995 in Book 666 of Maps at pages 48, 47 and 48 in the Office of the County Recorder of Santa Clara State of California said easement being described as follows:
Beginning at the most Southeasterly corner at said Parcel 2: thence along the Southerly line of said Parcel 2 North 880 OC’ 320 West 220.01 feet thence leaving said Southerly line North 000 58’ 280 East 83.97 feet; thence South 730 12’ 23’ East 112.73 feet thence South 000 58’ 280 West 18.38 feet thence South 880 000 32’ East 112.09 feet to the Easterly line of said Parcel 2; thence along said Easterly line South 000 58 28’ West 12.50 feet to the point of beginning.
APN: 216-29-082, 109, 110; 218-48-20
ARB: 218-29-4, 4.08, 4.08, 4.07, 20.02, 20.03, 70.04

EXHIBIT C
INTENTIONALLY OMITTED

EXHIBIT D
LIST OF PERMITTED HAZARDOUS MATERIALS

EXHIBIT E

12/30/1994	Phase I Environmental Site Assessment (revised)	From ATC Environmental Inc. for RREEF America Partners as investment Managers for RREEFUSA Fund III on Coronado Stender Business Park	2900-3040 Coronado Drive and 2902 and 2972 Stender Way. Santa Clara

12/30/94	Soil and Groundwater Sampling (revised)	From ATC Environmental Inc. for The RREEF Funds on Coronado Business Park	3000-3040 Coronado Drive, Santa Clara

3/13/95	Revised Phase II Soil and Groundwater Sampling	From ATC Environmental Inc. to RREEF Funds	3000-3040 Corcnado Drive Santa Clara

3/10/98	Workplan For Remedial Activities (Electroglas, Inc.)	From Erter & Kalinowski, Inc.	2901 Coronado Drive, 3001 Coronado Drive, and 2900/2902 Stender Way, Santa Clara

11/3/98	Letter to Sonia Echevenia (Electroglass) from RWQC	No Further Action for Soil Remedial Activities for Electroglass, Inc.	2901 Coronado Drive, 3001 Coronado Drive, and 2900/2902 Stender Way, Santa Clara

11/6/98	Letter to Kevin Archer (RREEF USA Fund III) from Stephen A. Trantino, P.E. and Earl D. James, R.G.,	No further Action Letter, Soil Remediation and Sanitary Sewer and Storm Drain Replacement Activities	2901 Coronado Drive, 3001 Coronado Drive, and 2900/2902 Stender Way, Santa Clara

11/9/98	Letter to Mr. Joe Price (Electroglas) from Loretta Barsamian (Executive Officer of RWQC)	Groundwater Remedial Activities for the Electroglas, Inc. Site	2901 Coronado Drive, 3001 Coronado Drive, and 2900/2902 Stender Way Santa Clara

11/16/98	Letter to Mr. David Barr (RWQC) from Eart D. James, R.G. (Project Manager of Erter & Kalinowski, Inc.)	Request for Clarification of Groudwater Remedial Activities letter Dated November 09, 1998	2901 Coronado Drive, 3001 Coronado Drive, and 2900/2902 Stender Way Santa Clara

11/25/98	Letter to Mr. Joe Price (Electroglas) from Loretta Barsamian (Executive Officer of RWQC) and Stephen Mores (Chief, Toxics Cleanup Division of RWQC)	Groundwater Remedial Activities for the Electroglas, Inc. Site	2901 Coronado Drive, 3001 Coronado Drive, and 2900/2902 Stender Way, Santa Clara

12/22/98	Results of Subsurface Environmental Investigations and	From Erter $ Kalinowski, Inc.	2901 Coronado Drive, 3001 Coronado Drive, and
	Proposed Remedial Activities (Electroglas, Inc.)		2900/2902 Stender Way, Santa Clara

3/3/99	Annual Environmental Audit	From Hygienetics Environmental prepared for RREEF Funds	2901,2920,2970,3000,3001,3016, and 3032 Coronado Drive and 2900 and 2972 Stender Way, Santa Clara

3/18/99	Memo from Larry R. Cummins for Letter dated 4/16/96 to Scott Sargis (Vice President and Corporate Counsel) from William E. Motzer, PhD., R.G. (Director Hydrogeology/Environmental Engineering Services	Underground Utility Incident	2900-3040 Coronado Drive and 2900, 2902, 2962, and 2972 Stender Way, Santa Clara

3/23/99	Phase I	By All West to SI Hahn

6/11/99	Operations & Maintenance Program	By All West

EXHIBIT F
TENANT ESTOPPEL CERTIFICATE

TO:			(“Purchaser”)

,

and

(“Lender”)

,

RE:	Lease Dated:

Landlord:

Tenant:

Premises:

Santa Clara, California
square feet

     The undersigned tenant (herein called “Tenant”) is the lessee of certain space (the “Premises”) located at the above-captioned address (the “Property”) under the terms of a lease (the “Lease”) with                                          (“Landlord”).
     At Landlord’s request, and knowing that Landlord (and its successors or assigns), Purchaser or Lender (or its successors or assigns), as the case may be, will rely upon the accuracy of the information contained herein, Tenant certifies to Landlord and Purchaser or Lender (and to their respective successors and assigns), as the case may be, as follows:
     1. The Lease is dated January 1, 2002. A true, correct and complete copy of the Lease, including all amendments and modifications thereto, if any, is attached hereto as Exhibit A and incorporated herein by this reference.
     2. The commencement date of the Lease is January 1, 2002, and the expiration date of the current term of the Lease is June 30, 2006. The commencement of occupancy was                                         , 2002. The commencement and expiration dates of all renewals to the Lease term are as follows (if none, write “None”): None.
     3.  (a) The fixed monthly rental presently payable under the Lease is $                      and has been paid through                     , ___.
          (b) All additional rent (including, as applicable, operating costs, common area expenses, taxes, utilities, percentage rents, etc.) payable under the terms of the Lease has been paid

through                     , ___, and the Tenant is not presently contesting any amount or Tenant’s share thereof. Percentage rent is payable under the Lease as follows (if none, write “None”):                                                                          .
          (c) Tenant has paid all taxes, charges, maintenance, insurance, utilities and other costs or expenses payable by Tenant under the terms and provisions of the Lease and no amounts remain unpaid as of the date hereof, and Tenant is not presently contesting any amount, or Tenant’s Share, if applicable thereof.
     4. The amount of security deposit being held by Landlord is $                    . No interest is or will in the future become due or payable in connection with the security deposit.
     5. The Lease is in full force and effect and is binding and enforceable against Tenant in accordance with its terms.
     6. The Lease constitutes the entire agreement between Landlord and Tenant with respect to the Premises and the Lease has not been amended, modified, supplemented, renewed or otherwise changed in any way, and there are no agreements or obligations between Tenant and Landlord, either oral or written, to amend, renew, supplement, change or modify the terms or provisions of the Lease, except as follows (if none, write “None”):                                         .
     7. All work and tenant improvements required by the Lease to be completed has been completed in the manner and in accordance with the terms, conditions and covenants set forth in the Lease to the satisfaction of Tenant and have been accepted by Tenant without exception, and no payments are required to be made to Tenant in connection therewith. All tenant improvements constructed by or for Tenant under the terms of the Lease are, as of the date hereof, owned by Landlord (and are subject to Landlord’s right to require such tenant improvements be removed at the expiration or earlier termination of the Lease in accordance with the terms of the Lease).
     8. Tenant has accepted the Premises and is in full and complete possession thereof.
     9. Tenant has not assigned, sublet, or encumbered its interest in the Lease, except as follows:                                                                         .
     10. Tenant has performed no alterations or works of improvement upon the Premises for which any contractor, workman or supplier is still unpaid or for which any mechanic or materialman may be entitled to file a lien against the Premises.
     11. Tenant claims no offsets, set-offs, rebates, concessions, abatements, “free rent” or defenses to the enforcement of the agreements, terms, covenants or conditions of the Lease, including, without limitation, with respect to any base rent, percentage rent, additional rent, or other amount payable under the terms of the Lease. No rent under the Lease has been paid in advance of one (1) month and/or other than as is currently due, and there exists no credits or allowances to which Tenant is entitled.

     12. Neither Landlord nor Tenant is in default in the performance or observance of any of its obligations under the Lease, and no event has occurred and no conditions exist that, with the giving of notice or the passage of time, or both, would constitute a default under the terms of the Lease.
     13. Tenant has no option to renew, extend or expand the Lease, or any rights of first refusal or any other rights to lease any other space in, or to purchase all or any part of, the Property, except as follows:                                                             .
     14. The Tenant has not at any time since the commencement of the Lease and does not presently use the Premises and/or any portion of the Property for the generation, manufacture, refining, transportation, treatment, storage or disposal of any hazardous substances or hazardous wastes for any purpose which poses a substantial risk of imminent damage to public health or safety or to the environment.
     15. No fire, earthquake, flood or other casualty has occurred on the Premises and caused substantial damage to the Premises, and Tenant has no notice of any planned or potential condemnation of the Property or any part thereof.
     16. There are no actions, voluntary or otherwise, pending or, to the best of Tenant’s knowledge, threatened against Tenant under the bankruptcy, reorganization or similar laws of the United States or any state thereof.
     17. Tenant has no notice of any prior assignment, hypothecation or pledge of the Lease or the rents due hereunder.
     18. Notwithstanding any term or provision of the Lease, upon foreclosure by Lender under a deed of trust, or deed-in-lieu thereof, any environmental/hazardous materials indemnity and/or reimbursement provisions made by Landlord in favor of Tenant under the Lease shall not be enforceable against Lender and/or the purchaser at a foreclosure.
     Tenant understands that Purchaser (or its successor or assign) or Lender will rely upon this certificate in deciding whether to purchase the Real Property or fund a loan, as the case may be. Tenant agrees that this certificate shall be binding upon the Tenant and its successors and assigns, or heirs and personal representatives, as applicable, and shall inure to the benefit of Landlord and Lender or Purchaser (or its successor or assign), as the case may be.

Dated:	“Tenant”

By

[Printed Name and Title]

EXHIBIT A
LEASE INCLUDING ALL AMENDMENTS THERETO

FIRST AMENDMENT TO LEASE
First amendment to lease dated for reference purposes January 1, 2002 between S.I. Hahn, LLC, a California Limited Partnership as Lessor and Mellanox Technologies, Inc., a California Corporation as Tenant for the premises located at 2900-2902 Stender Way in the City of Santa Clara, County of Santa Clara.
Tenant and Landlord hereby amend the above referenced agreement as follows:
1.	The Term of the lease shall be extended to March 31, 2009.

2.	Rent shall be amended as follows:
a.	April 1, 2004 to March 31, 2005 $29,750 per month

b.	April 1, 2005 to March 31, 2006 $30,940 per month

c.	April 1, 2006 to March 31, 2007 $32,130 per month

d.	April 1, 2007 to March 31, 2008 $33,320 per month

e.	April 1, 2008 to March 31, 2009 $34,510 per month
IN WITNESS WHEREOF, the parties have executed this Lease Amendment as of the date set forth below:

LANDLORD		TENANT

SI HAHN LLC,		MELLANOX TECHNOLOGIES, INC.,
A California limited liability company		A California corporation

By:	/s/ Sang Hahn	By:	/s/ E. Waldman

Sang Hahn
Title:	Manager	Title:	CEO

Date:	March 31, 2004	Date:	March 31, 2004